EXHIBIT 10.1
OFFICE LEASE AGREEMENT
This Office Lease Agreement (the “Lease”) is made and entered into to be effective as of the 1st day of April, 2017, between CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company (“Landlord”), and MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company (“Tenant”).
W I T N E S S E T H:

1.
Construction and Definitions. Section 1 sets forth the definitions of some of the defined terms used in this Lease, which terms shall include the plural as well as the singular meanings thereof. The word “including”, when used in this Lease shall be construed to be followed by the words “without limitation” or “but not limited to”. The words “herein”, “hereof”, “hereunder”, “hereafter”, and other words of similar import shall refer to this Lease as a whole and not to any particular Section or other subdivision. All references to Exhibits or other attachments shall refer to the Exhibits, diagrams, and other special provisions attached to this Lease, all of which are incorporated by reference herein for all purposes. The definitions of other defined terms are found throughout this Lease.

A.
“Additional Provisions” shall mean those certain additional specific covenants and agreement of the Landlord and the Tenant that are set forth on Exhibit K, which is attached hereto. By this reference, Exhibit K and such Additional Provisions are made an integral part of this Lease for all purposes as if fully set forth in the body of this Lease.

B.
“Additional Rent” shall mean Tenant’s Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease pursuant to Section 5 herein. Additional Rent and Base Rent are sometimes collectively referred to herein as “Rent.” The first monthly installment of Additional Rent shall be due and payable by the Tenant to the Landlord on the same date that payment of the Base Rent by Tenant to the Landlord commences pursuant to Section 1.F hereof, subject to any necessary prorations thereof in accordance with the terms of Section 5.A hereof.

C.	“Approximate Rentable Area in the Building” is 42,343 square feet.

D.
“Initial Approximate Rentable Area in the Premises” shall mean the entire third floor of the Building, consisting of the area contained within the demising walls of the Premises prior to June 1, 2017, as described below in Section 1.R, and any other area designated for the exclusive use of the Tenant plus an allocation of the applicable Tenant’s Pro Rata Share (as defined below) of the square footage of the “Common Areas” and the “Service Areas” (as defined below). For purposes of this Lease, it is agreed and stipulated by both Landlord and Tenant that the Initial Approximate Rentable Area in the Premises is fourteen thousand three hundred eleven (14,311) rentable square feet (“Initial Area”). Any payments under this Lease are not subject to revision whether or not the size of the Initial Area is eventually determined to be more or less than that amount.

E.
“Final Approximate Rentable Area in the Premises” shall mean the Initial Area plus as of June 1, 2017, the entire second floor of the Building (the “Additional Area”), consisting of the area contained within the demising walls of the Additional Area, and any other area designated in conjunction therewith for the exclusive use of Tenant plus an allocation of the applicable Tenant’s Pro Rata Share of the square footage of the Common Areas and Service Areas. For purposes of this Lease it is agreed and stipulated by both Landlord and Tenant that the Additional Area is fourteen thousand three hundred eleven (14,311) rentable square feet. It is further agreed and stipulated by both Landlord and Tenant that when the Additional Area is added to the Initial Area, as of June 1, 2017, the sum of those two areas, i.e., the Initial Area and the Additional Area, shall thereafter be deemed to constitute, for all purposes under this Lease, the “Final Approximate Rental Area in the Premises” consisting of a total of twenty eight thousand six hundred twenty two (28,622) rentable square feet (“Final Area”). Any payments under this Lease are not subject to revision whether or not the size of the Final Area is eventually determined to be more or less than the foregoing amount.

F.
“Base Rent” shall mean the Base Rent to be paid according to the following schedule, subject to the provisions of Section 5. Tenant shall not pay any Rent to Landlord for the lease of the Initial Area for the month of April 2017. Tenant will commence payments of Base Rent to Landlord on May 1, 2017 as shown below.

PERIOD Months After Commencement Date	ANNUAL BASE RENTAL RATE/SQUARE FOOT	ANNUAL BASE RENT	MONTHLY INSTALLMENTS OF BASE RENT
May 1, 2017 to May 31,2017 (while Tenant is leasing only the Initial Area of 14,311 sf)	$18.00/sf	257,598.00	21,466.50
June 1, 2017 to April 30, 2022 (after Tenant begins leasing the Final Area of 28,622 sf) in addition to the Initial Area	$18.00/sf	515,196.00	42,933.00

The Base Rent shall be payable in monthly installments in the applicable amounts set forth above, in advance, each month during the Lease Term (hereinafter defined). The first monthly installment of Base Rent in the applicable amount shall be due and payable by the Tenant to Landlord, beginning on the Commencement Date (hereinafter defined), or such other date as provided herein, and without prior notice or demand, and continuing on the first day of each month thereafter through the Termination Date (hereinafter defined), subject to any necessary proration pursuant to the provisions of Section 5.A hereof if the date upon which the obligation to pay Base Rent commences, for any reason, on a day other than the first day of a calendar month.

G.	“Base Year” shall mean the Calendar Year 2017.

H.	“Basic Costs” shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in Exhibit A attached hereto.

I.
“Building” shall mean the office building at 14201 Caliber Drive, Oklahoma City, County of Oklahoma, State of Oklahoma, currently known as Two Caliber Park at Quail Springs, together with the adjacent parking areas designated for the Building’s use, having the complete legal description set forth on Exhibit B attached hereto.

J.	“Building Manager” shall mean Caliber Investment Group LLC or such other company as Landlord shall designate from time to time.

K.
“Building Standard” shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

L.
“Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

M.	“Commencement Date”, “Lease Term” and “Termination Date” shall have the meanings set forth below:

(1)	The “Lease Term” shall mean a period of sixty-one (61) months commencing on April 1, 2017 (the “Commencement Date”).

(2)
The “Termination Date” shall, unless sooner terminated as provided herein, mean the last day of the Lease Term, i.e., April 30, 2022. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

(3)
“Common Areas” shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking garages and landscaped areas and other similar facilities provided for the non-exclusive common use or benefit of tenants generally and/or the public.

N.	“Default Rate” shall mean eighteen percent (18%) per annum.

O.	“Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays.

P.	“Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:
If to Tenant:
MAMMOTH ENERGY PARTNERS LLC
Attn: Arty Straehla, Chief Executive Officer
14201 North May Avenue, Suite 300
Oklahoma City, Oklahoma 73134
Telephone:     405.762.0920
Email:         astraehla@mammothenergy.com
Monthly Rent Statements shall be sent to Tenant only to:
MAMMOTH ENERGY PARTNERS LLC
Attn: Arty Straehla, Chief Executive Officer
14201 North May Avenue, Suite 300
Oklahoma City, Oklahoma 73134
Telephone:     405.762.0920
Email:         astraehla@mammothenergy.com
If to Landlord:
Caliber Investment Group LLC
14301 Caliber Drive, Suite 300
Oklahoma City, Oklahoma 73134
Attn: Matthew Austin, President
Telephone:     405.242.6112
Email:         maustin@CaliberCompanies.com

Payments of Rent only shall be made payable to the order of:
Caliber Investment Group LLC
At the following address:
Caliber Investment Group LLC
14301 Caliber Drive, Suite 300
Oklahoma City, Oklahoma 73134
or such other name and address as Landlord shall, from time to time, designate.

Q.
“Permitted Use” shall mean an operation, consistent with a first-class office building, of offices to be utilized for the conduct of general office functions and related administrative activities or other comparable office use.

R.
“Premises”, prior to June 1, 2017, shall mean the Initial Area of 14,311 rentable square feet, as defined in Section 1.D, above, comprising the entire third floor of the Building, commonly known as Suite 300. Beginning on June 1, 2017, and thereafter for the remainder of the Lease Term, the term “Premises” shall be deemed, for all purposes, to mean the Initial Area, i.e., Suite 300, plus the addition thereto of the 14,311 rentable square feet constituting the Additional Area, as defined in Section 1.E, above, comprising the entire second floor of the Building, commonly known as Suite 200, such that, as a result, the total Premises, from and after June 1, 2017, shall constitute both Suites 200 and 300.

S.
“Property” shall mean the Building and the parcel(s) of land on which it is located, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land, having the complete legal description set forth on Exhibit B.

T.
“Service Areas” shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

U.
“Tenant’s Estoppel Certificate” shall mean the tenant estoppel certificate Tenant is required to provide to Landlord pursuant to the provisions of Section 28 herein which shall be substantially in the form of the Pre-Approved Tenant Estoppel Certificate attached hereto as Exhibit C.

V.
“Tenant’s Pro Rata Share” prior to June 1, 2017 shall mean Thirty-Three and Eighty One-Hundredths Percent, i.e., 0.3380 (33.80%), which is the quotient (expressed as a percentage), derived by dividing the Initial Area, i.e., 14,311 rentable square feet, as defined in Section 1.D, above, by the Approximate Rentable Area in the Building, i.e., 42,343 square feet as defined in Section 1.C, above. Tenant’s Pro Rata Share from and after June 1, 2017, and thereafter, during the remainder of the entire Lease Term, shall mean Sixty-Seven and Sixty One-Hundredths Percent, i.e., 0.6760 (67.60%), which is the quotient derived by dividing the Final Area, i.e., 28,622 rentable square feet, as defined in Section 1.E, above, by the Approximate Rentable Area in the Building.

2.
Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

3.	Commencement Date/Possession.

A.
Commencement Date/Possession The Lease Term shall commence, and Tenant shall be entitled to take possession of the Premises on the Commencement Date, as that term is defined above. Landlord shall not have any obligation or duty whatsoever to perform, or cause to be performed any improvements to the Premises prior to or after the Commencement Date except as expressly set forth herein, and Tenant agrees to take possession of the Premises in the condition they are in on the Commencement Date without improvements being made thereto as provided in Section 3.B, below.

B.
Property Condition on the Commencement Date Tenant shall be deemed to have accepted the Premises, “AS-IS”, “WHERE-IS”, “WITH ALL FAULTS”, in the condition that the Premises are in on the Commencement Date, and to have agreed that the Premises are in good order and satisfactory condition, with no representation or warranty of any kind or nature, whether express or implied, by Landlord as to the condition of the Premises or the Building or the suitability thereof for Tenant’s use, including, without limitation, any implied warranties of merchantability or fitness for a particular purpose.

4.
Use. Tenant will occupy the Premises continuously and in its entirety and will not use or permit any portion of the Premises to be used for any purpose other than for general office space and related administrative activities consistent with the Permitted Use. Tenant agrees not to use the Premises for any purpose which is unlawful, disreputable, dangerous to life, limb or property, or which adversely affects Landlord’s leasing of the Building, or which, in Landlord’s sole judgment, creates a nuisance, or increases the risk of casualty or the rate of fire or casualty insurance covering the Building or its contents. In the event that any act of Tenant results in any increase in the cost of insurance covering the Building or its contents, Tenant agrees to pay to Landlord the amount of such increased cost as Additional Rent. Tenant will conduct Tenant’s business and will control Tenant’s agents, servants, employees, customers, licensees, and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb the Landlord or other tenants in the management and operation of the Building and the Property. Tenant will maintain the Premises in a clean and healthful condition, free of vermin, insects and pests at all times, and will not cause or permit objectionable odors of an unusual or objectionable nature, to emanate from the Premises at any time. Tenant agrees to provide to Landlord once every calendar year during the Lease Term a certificate from a reputable pest control company that it is acceptable to Landlord that the Premises are free of vermin, insects and other pests, which is in form and substance reasonably satisfactory to Landlord. Tenant will remove all trash, food debris, and other refuse from the Premises on a daily basis. Tenant, at Tenant’s expense, shall comply and cause Tenant’s agents, employees, licensees, and invitees to fully comply with: (i) the Building Regulations which are attached to this Lease as Exhibit D hereto; (ii) all laws pertaining to Tenant’s use of the Premises; (iii) all other legal requirements, including all applicable laws pertaining to air and water quality, hazardous materials, waste and disposal, all emissions, and other environmental matters; and (iv) all zoning and land use matters and any directive of any governmental authority, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Premises, to include, without limitation, the obligation of Tenant to obtain, at its sole cost and expense, all permits or other government consents from any county, state or federal agency which are required in order for it to perform the Permitted Use on the Premises, Tenant shall otherwise comply with such other rules and regulations for the Building adopted and altered by Landlord from time‑to-time. All such changes to the Building’s Regulations, i.e., Exhibit D hereto, will be reasonable and shall be sent by Landlord to Tenant in writing. Nothing contained in this Lease will be deemed or construed in any manner as creating a partnership or joint venture between Landlord and Tenant with regard to conducting the Permitted Use on the Premises or between Landlord and any other party with regard thereto, or cause the Landlord to be liable or responsible in any way for the actions, inactions, liabilities, debts or obligations of Tenant or Tenant’s agents, employees, invitees, permitted subtenants, licensees or concessionaires.

In addition to the foregoing, Tenant specifically covenants and agrees that its use of the Premises and Common Areas shall be subject to and in full compliance with the Declaration of Protective Covenants of Quail Springs Office Park, and any current or subsequent amendments thereto, including the Declaration of Protective Covenants dated as of July 27, 1983, and recorded in Book 4997 at Page 999, in the Office of the County Clerk of Oklahoma County, State of Oklahoma (“Oklahoma County Clerk”), as amended by that certain Amendment to Declaration of Protective Covenants dated as of September 20, 1984, and recorded with the Oklahoma County Clerk in Book 5230 at page 44, as further amended by that certain Second Amendment to Declaration of Protective Covenants dated as of March 17, 1998, and recorded with the Oklahoma County Clerk in Book 7269 at Page 735, as further amended by that certain Third Amendment to Declaration of Protective Covenants dated as of September 30, 2005, and recorded with the Oklahoma County Clerk in Book

9875 at Page 560, and as further amended by that certain Fourth Amendment to Declaration of Protective Covenants dated as of March 13, 2009, and recorded with the Oklahoma County Clerk in Book 11165 at Page 412 (collectively, the “Declaration”), all of which subject the Building and the Property to the terms, conditions, restrictions, and provisions therein contained, and as said Declaration is amended from time-to-time. It is expressly understood and agreed that the terms of the Declaration may vary from the terms of this Lease.

5.	Rent.

A.
Base Rent Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials in excess of Building Standard furnished by Landlord at Tenant’s request), all of which hereinafter may be collectively called “Rent”. In addition Tenant shall pay and be liable for, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the obligation of the Tenant to pay the Base Rent and the Additional Rent to the Landlord, pursuant to the provisions of Sections 1.B. and 1.F., above, commences on a day other than the first day of a month or, if the Lease Term terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord’s right to declare a default for any other late payment. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B.
Late Charges To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent more than fifteen (15) days after such payment is due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be assessed thereon and will be due and payable immediately by Tenant to Landlord.

C.
Additional Rent The Additional Rent payable hereunder shall be determined, as adjusted from time-to-time, in accordance with the provisions of Exhibit A attached hereto and incorporated herein for all purposes.

6.	Security Deposit. (Intentionally Deleted)

7.	Services to be Furnished by Landlord.

A.	Standard Services Landlord agrees to furnish Tenant the following services:

(1)
Water for use in the lavatories on the floor(s) on which the Premises is located and to any fixtures located therein. If Tenant desires additional water in the Premises for any reason, approved in writing by the Landlord, including any fixtures installed therein, e.g., a private lavatory or kitchen, except for the Initial Tenant Improvements as provided in Section 38, below, cold water shall be supplied from the Building water main through a line and fixtures, at Tenant’s sole cost and expense, with the prior reasonable consent of Landlord. Except for the Initial Tenant Improvements being provided to the Initial Area by Landlord pursuant to Section 38, below, if Tenant desires additional hot water fixtures in the Premises beyond those installed as of the Commencement Date, Tenant, at its sole cost and expense, and subject to the prior reasonable consent of the Landlord, may install an additional hot water heater in the Premises. Tenant shall be solely responsible for the maintenance and repair of all hot water heaters located in the Premises.

(2)
Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning service at times other than Normal Business Hours, such additional service shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least one Business Day in advance of the date for which such usage is requested. Tenant shall bear the entire cost of such additional service as such costs are determined by the Landlord, from time-to-time, as Additional Rent upon presentation of a statement therefor by Landlord. All additional heating, ventilating and air conditioning required (if any) to accommodate Tenant’s design, and/or any special needs of the Tenant shall be installed at the Tenant’s expense subject to Landlord’s prior written approval in accordance with the provisions of Section 10, below. The cost of operation and maintenance of such additional equipment shall be the responsibility of the Tenant and paid to Landlord as Additional Rent.

(3)	Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, age and location.

(4)
Janitorial and cleaning service in and about the Premises on Business Days; provided, however, if Tenant’s floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. Tenant shall not provide or use any other janitorial or cleaning services without Landlord’s consent, and then only subject to the supervision of Landlord and at Tenant’s sole cost and responsibility and by a janitor, cleaning contractor or employees at all times satisfactory to Landlord. Tenant shall be responsible for thoroughly cleaning any cooking and service areas of the Premises, on a daily basis.

(5)	Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 11 of this Lease.

(6)
Fluorescent bulb and ballast replacement in the Premises necessary to maintain Building Standard in the lighting as established by Landlord and fluorescent and incandescent bulb and ballast replacement in the Common Areas and Service Areas.

(7)
Passenger elevator service in common with Landlord and other persons during Normal Business Hours and freight elevator service in common with the Landlord and other persons during Normal Business Hours. Such normal elevator service, passenger or freight, if furnished at other times, shall be optional with Landlord and shall never be deemed a continuing obligation.

(8)	Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Tenant shall cooperate fully in Landlord’s efforts to maintain access control to the Building and shall follow all regulations promulgated by Landlord with respect thereto. Landlord agrees to allow access to the Building on a 24-hour per day, seven (7) days a week basis by use of a security card access system that Tenant will be allowed to utilize. Notwithstanding anything herein to the contrary Tenant expressly acknowledges and agrees that Landlord is not warranting the efficacy of any access personnel, service, procedures or equipment and that Tenant is not relying and shall not hereafter rely on any such personnel service, procedures or equipment. Landlord shall not be responsible or liable in any manner for failure of any access personnel, services, procedures or equipment to prevent, control, or apprehend anyone suspected of causing personal injury or damage in, on or around the Building or the Premises.

B.
Excess Services If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.

C.
Landlord’s Reservations Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent unless Tenant is unable to use the Premises or any material part thereof for more than ten (10) successive days, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such defined services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery without delay or interruption except for events beyond the reasonable control of Landlord.

8.
Leasehold Improvements/Tenant’s Property. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises; shall constitute part of the Premises to be utilized by Tenant during the Lease Term, but shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, including, without limitation, those items of personal property being left in the Premises by the previous tenant of the Premises, which Landlord is conveying to Tenant on the Commencement Date as a material inducement to Tenant to make and enter into this Lease as specifically provided in Section 36, below, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant after the Commencement Date (“Tenant’s Property”) shall be owned and insured by Tenant. Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant’s right to possession, require Tenant to remove any and all electronic, phone and data cabling which have been laid on the ceiling tile of the grid by the Tenant (the “Required Removables”) at Tenant’s sole cost. It is expressly provided, however, that if the electronic, phone and other data cabling in the Premises is installed suspended from the structure and not laid on the ceiling tile, then Tenant shall not be required to remove it at the end of this Lease and it shall not be deemed to be a Required Removable for purposes of this Section 8. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant’s right to possession. In addition to Tenant’s obligation to remove the Required Removables, Tenant shall remove all of Tenant’s Property on or before the end of the Lease Term. Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a “move in” condition at the end of the Term. If Tenant fails to remove any specified Required Removables, or all of the Tenant’s Property, or to perform any required repairs and restoration within the respective time period specified above, Landlord, at Tenant’s sole cost and expense, may remove the Required Removables and any remaining Tenant’s Property (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables and Tenant’s Property to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of the Required Removables or Tenant’s Property, as the case may be, within five (5) days after demand therefor is made by Landlord.

9.
Signage. Landlord will list Tenant’s name on both the Building’s directory located in the lobby of the Building, and the Building’s monument sign located outside the Building, at Landlord’s sole cost and expense, pursuant to the Building Standard. In addition, Tenant shall have the right and option, in its sole discretion, at any time during the period from and after June 1, 2017 and until March 31, 2019, to install a sign of similar size, quality and type as the currently existing Orange Leaf signage on the Building at Landlord’s expense (subject to a maximum limitation on the amount to be expended thereon) in accordance with the terms and provisions of Exhibit G attached hereto. Tenant’s right to have such signage installed pursuant to this Section 9 shall terminate and be of no further force and effect if Tenant has not had such signage installed before March 31, 2019.

10.	Repairs and Alterations by Tenant.

A.
Tenant’s Maintenance Obligations Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall be responsible for all repairs replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s Property (as defined in Section 8, above), (3) the moving of Tenant’s Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs) keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including but not limited to, the ceilings, walls and floors in the Common Areas.

B.
Alterations Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent, may be refused or given on such conditions as Landlord may elect, in its sole discretion. Prior to commencing any such work and as a condition to obtaining Landlord’s consent, Tenant must furnish Landlord with plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in accordance with Section 15 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder’s Risk and Worker’s Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quantity. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to ten percent (10%) of the cost of such alterations, additions or improvements. Landlord’s approval of Tenant’s plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant’s use.

11.	Use of Electrical Services by Tenant.

A.
Electric Service Provider All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Base Rent and Basic Costs (except as provided in Section 11.B. below with respect to excess usage). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction of Tenant, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease.

B.
Excess Usage Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is the Building Standard. In the event Tenant shall request that it be allowed to consume electrical services in excess of the Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

12.
Entry by Landlord. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (within the last six (6) months of the Lease Term), or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant’s premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice shall be given to Tenant at least forty-eight (48) hours prior to Landlord’s entry and may be given verbally. Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

13.	Assignment and Subletting.

A.
General Except in connection with a Permitted Transfer (defined in Section 13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent will not be unreasonably denied. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder whatsoever.

B.
Landlord’s Election If Tenant requests Landlord’s Consent to a Transfer, Tenant shall submit to Landlord financial statements for the proposed Transferee, a complete copy of the proposed assignment, sublease and other information as Landlord may reasonably request. Landlord shall, within thirty (30) days after Landlord’s receipt of the required information and documentation, either: (1) consent or refuse consent, in its sole and absolute discretion, to the Transfer in writing; or (2) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises that would not be a Permitted Transfer for the entire remaining term of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect and upon such termination, Tenant shall be released from any further obligations under this Lease. If Landlord shall fail to notify Tenant in writing of its decision within such thirty (30) days after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer and the proposed Transfer would not be a Permitted Transfer, Landlord shall be deemed to have refused to consent to such Transfer and to have elected to keep this Lease in full force and effect. Tenant shall pay Landlord a review fee of Five Hundred and No/100ths Dollars ($500.00) for Landlord’s review of any Permitted Transfer or requested Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection with Landlord’s review of such requested Transfer or Permitted Transfer.

C.
Proceeds Tenant shall pay to Landlord one hundred percent (100%) of all cash and other consideration which Tenant receives as a result of the Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Term covered by the Transfer within ten (10) days following receipt thereof by Tenant. If Tenant is in Monetary Default (defined in Section 22.A.(1), below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord’s share of any excess).

D.
Change of Ownership Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E.
Common Control Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

F.
Remedy Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Section 13, Tenant’s sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

14.
Mechanic’s Liens. Tenant will not permit any mechanic’s liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Landlord, its partners, affiliates or employees against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22 hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

15.	Insurance.

A.
Landlord’s Insurance Landlord shall maintain such insurance on the Building and the Premises (other than on Tenant’s Property or on any additional improvements constructed in the Premises by Tenant), and such liability insurance in such amounts as Landlord elects. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

B.
Tenant’s Insurance Tenant shall maintain at its expense: (1) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, and Tenant’s Property located in the Premises and in such additional amounts as are required to meet Tenant’s obligations pursuant to Section 16 hereof and with deductibles in an amount reasonably satisfactory to Landlord; (ii) a policy or policies of commercial general liability insurance with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term “personal injury” as used herein means, without limitation, false arrest, sexual harassment, detention or imprisonment, malicious prosecution, wrongful entry, libel and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence; (iii) an automotive liability insurance policy with respect to its activities on the Property, with premiums thereon fully paid on or before the due date, covering both owned and non-owned automobile liability with a combined single limit of at least $1,000,000; and (iv) a policy of workers’ compensation insurance with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, which is in compliance with the statutory requirements under Oklahoma law. If possible, all of Tenant’s said required insurance policies shall name Landlord and Building Manager as additional insureds, Further, all Tenant’s liability insurance policies shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant’s taking possession of the Premises, Tenant shall furnish evidence satisfactory to Landlord of the maintenance and timely renewal of all of such foregoing insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing all of such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord’s interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant’s default under this Section 15). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

C.
Evidence of Coverage The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide, or A- in the current Standard & Poor Insurance Solvency Review, or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days prior written notice to Landlord and Landlord’s lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant’s policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant’s sole expense, procures a “per location” endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

D.
Increase If Tenant’s business operations, conduct or use of the Premises or any other part of the Property causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.

E.
Waiver Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord, the Building Manager, or Tenant or their respective employees, agents, contractors or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease.

16.
Indemnity. TENANT HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, THE BUILDING MANAGER, AND THEIR RESPECTIVE EMPLOYEES, MEMBERS, PARTNERS, AGENTS, CONTRACTORS, AND LENDERS (SAID PERSONS AND ENTITIES ARE HEREINAFTER COLLECTIVELY REFERRED TO AS THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, COST, DAMAGE, CLAIMS, DEMANDS, LOSS OF RENTS, LIENS, JUDGMENTS, PENALTIES, FINES, SETTLEMENT COSTS, INVESTIGATION COSTS, COST OF CONSULTANTS AND EXPERTS, ATTORNEYS FEES, COURT COSTS AND OTHER LEGAL EXPENSES, EFFECTS OF ENVIRONMENTAL CONTAMINATION, COST OF ENVIRONMENTAL TESTING, REMOVAL, REMEDIATION AND/OR ABATEMENT OF HAZARDOUS MATERIALS (AS SAID TERM IS DEFINED BELOW), INSURANCE POLICY DEDUCTIBLES AND OTHER EXPENSES (HEREINAFTER COLLECTIVELY REFERRED TO AS “DAMAGES”) ARISING OUT OF OR RELATED TO AN INDEMNIFIED MATTER (AS DEFINED BELOW), UNLESS CAUSED BY THE INDEMNIFIED PARTY’S SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. FOR PURPOSES OF THIS SECTION, AN “INDEMNIFIED MATTER” SHALL MEAN ANY MATTER FOR WHICH ONE OR MORE OF THE INDEMNIFIED PARTIES INCURS LIABILITY OR DAMAGES IF THE LIABILITY OR DAMAGES ARISE OUT OF OR INVOLVE, DIRECTLY OR INDIRECTLY, (A) TENANT’S OR ITS EMPLOYEES’, AGENTS’, CONTRACTORS’ OR INVITEES’ (ALL OF SAID PERSONS OR ENTITIES ARE HEREINAFTER COLLECTIVELY REFERRED TO AS “TENANT PARTIES”) USE OR OCCUPANCY OF THE PREMISES, (B) ANY ACT, OMISSION OR NEGLECT OF A TENANT PARTY, (C) TENANT’S FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS LEASE, (D) THE EXISTENCE, USE OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE (AS DEFINED BELOW) BROUGHT ON TO THE PREMISES BY A TENANT PARTY OR (E) ANY OTHER MATTERS FOR WHICH TENANT HAS AGREED TO INDEMNIFY LANDLORD PURSUANT TO ANY OTHER PROVISION OF THIS LEASE. TENANT’S OBLIGATIONS HEREUNDER SHALL INCLUDE, BUT SHALL NOT BE LIMITED TO (F) COMPENSATING THE INDEMNIFIED PARTIES FOR ACTUAL DAMAGES ARISING OUT OF INDEMNIFIED MATTERS WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND FROM AN INDEMNIFIED PARTY AND (G) PROVIDING A DEFENSE, WITH COUNSEL REASONABLY SATISFACTORY TO THE INDEMNIFIED PARTY, AT TENANT’S SOLE EXPENSE, WITHIN TEN (10) DAYS AFTER WRITTEN DEMAND FROM THE INDEMNIFIED PARTY,

OF ANY CLAIMS, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO AN INDEMNIFIED MATTER, WHETHER OR NOT LITIGATED OR REDUCED TO JUDGMENT AND WHETHER OR NOT WELL-FOUNDED. IF TENANT IS OBLIGATED TO COMPENSATE AN INDEMNIFIED PARTY FOR DAMAGES ARISING OUT OF AN INDEMNIFIED MATTER, LANDLORD SHALL HAVE THE IMMEDIATE AND UNCONDITIONAL RIGHT, BUT NOT THE OBLIGATION, WITHOUT NOTICE OR DEMAND TO TENANT, TO PAY THE DAMAGES, AND TENANT SHALL, UPON TEN (10) DAYS’ WRITTEN NOTICE FROM LANDLORD, REIMBURSE LANDLORD FOR THE COSTS INCURRED BY LANDLORD. BY WAY OF EXAMPLE, AND NOT LIMITATION, LANDLORD SHALL HAVE THE IMMEDIATE AND UNCONDITIONAL RIGHT TO CAUSE ANY DAMAGES TO THE COMMON AREAS, ANOTHER TENANT’S PREMISES OR TO ANY OTHER PART OF THE BULDING TO BE REPAIRED AND TO COMPENSATE OTHER TENANTS OF THE BUILDING OR OTHER PERSONS OR ENTITIES FOR DAMAGES ARISING OUT OF AN INDEMNIFIED MATTER. EXCEPT FOR, AND TO THE EXTENT OF, THE INDEMNIFIED PARTY’S SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE INDEMNIFIED PARTIES NEED NOT FIRST PAY ANY DAMAGES IN ORDER TO BE INDEMNIFIED HEREUNDER. EXCEPT FOR, AND TO THE EXTENT OF, AN INDEMNIFIED PARTY’S SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, TENANT’S OBLIGATIONS UNDER THIS SECTION SHALL NOT BE RELEASED, REDUCED OR OTHERWISE LIMITED BECAUSE ONE OR MORE OF THE INDEMNIFIED PARTIES ARE OR MAY BE ACTIVELY OR PASSIVELY NEGLIGENT WITH RESPECT TO AN INDEMNIFIED MATTER OR BECAUSE AN INDEMNIFIED PARTY IS OR WAS PARTIALLY RESPONSIBLE FOR THE DAMAGES INCURRED. THIS INDEMNITY IS INTENDED TO APPLY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. TENANT’S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE UNLESS SPECIFICALLY WAIVED IN WRITING BY LANDLORD AFTER SAID EXPIRATION OR TERMINATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, NOTHING IN THIS LEASE SHALL IMPOSE ANY OBLIGATIONS ON TENANT OR LANDLORD OR THE BUILDING MANAGER TO BE RESPONSIBLE OR LIABLE FOR, AND EACH HEREBY RELEASES THE OTHER FROM ALL LIABILITY FOR, CONSEQUENTIAL DAMAGES OTHER THAN THOSE CONSEQUENTIAL DAMAGES INCURRED BY LANDLORD IN CONNECTION WITH A HOLDOVER OF THE PREMISES BY TENANT AFTER THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE OR INCURRED BY LANDLORD IN CONNECTION WITH ANY REPAIR, PHYSICAL CONSTRUCTION OR IMPROVEMENT WORK PERFORMED BY OR ON BEHALF OF TENANT IN THE BUILDING.

17.
Exemption of Landlord from Liability. TENANT HEREBY AGREES THAT NEITHER LANDLORD OR THE BUILDING MANAGER SHALL BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR ANY LOSS OF INCOME THEREFROM OR FOR LOSS OF OR DAMAGE TO THE MERCHANDISE, TENANT IMPROVEMENTS, FIXTURES, FURNITURE, EQUIPMENT, COMPUTERS, FILES, AUTOMOBILES, OR OTHER PROPERTY OF TENANT, TENANT’S EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES, OR ANY OTHER PERSON IN OR ABOUT THE BUILDING, NOR SHALL LANDLORD OR THE BUILDING MANAGER BE LIABLE FOR INJURY TO THE PERSON OF TENANT, TENANT’S EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES, WHETHER SUCH DAMAGE OR INJURY IS CAUSED BY OR RESULTS FROM ANY CAUSE WHATSOEVER INCLUDING, BUT NOT LIMITED TO, THEFT, CRIMINAL ACTIVITY AT THE BUILDING, NEGLIGENT SECURITY MEASURES, BOMBINGS OR BOMB SCARES, ACTS OF WAR, TERRORIST ACTIVITIES, HAZARDOUS MATERIALS, FIRE, STEAM, ELECTRICITY, GAS, WATER OR RAIN, FLOODING, BREAKAGE OF PIPES, SPRINKLERS, PLUMBING, AIR CONDITIONING OR LIGHTING FIXTURES, OR FROM ANY OTHER CAUSE, WHETHER SAID DAMAGE OR INJURY RESULTS FROM CONDITIONS ARISING UPON THE PREMISES OR UPON OTHER PORTIONS OF THE BUILDING, OR FROM OTHER SOURCES OR PLACES, OR FROM NEW CONSTRUCTION OR THE REPAIR, ALTERATION OR IMPROVEMENT OF ANY PART OF THE BUILDING, EXCEPT IF THE CAUSE OF THE LOSS, DAMAGE OR INJURY ARISES OUT OF LANDLORD’S, THE BUILDING MANAGER’S OR THEIR RESPECTIVE EMPLOYEES’, AGENTS’ OR CONTRACTORS’ SOLE NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACTS, OR WILLFUL MISCONDUCT. NEITHER THE LANDLORD NOR THE BUILDING MANAGER SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM ANY ACT OR NEGLECT OF ANY EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES OF ANY OTHER TENANT, OCCUPANT OR USER OF THE BUILDING, NOR FROM THE FAILURE OF LANDLORD OR BUILDING MANAGER TO ENFORCE THE PROVISIONS OF THIS LEASE OF ANY OTHER TENANT OF THE BUILDING. TENANT, AS A MATERIAL

PART OF THE CONSIDERATION TO LANDLORD HEREUNDER, HEREBY ASSUMES ALL RISK OF DAMAGE TO TENANT’S PROPERTY OR BUSINESS OR INJURY TO PERSONS IN, UPON OR ABOUT THE PREMISES ARISING FROM ANY CAUSE, INCLUDING LANDLORD’S OR BUILDING MANAGER’S NEGLIGENCE OR THE NEGLIGENCE OF THEIR RESPECTIVE EMPLOYEES, AGENTS OR CONTRACTORS (BUT, EXCLUDING THE SOLE NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACTS OR WILLFUL MISCONDUCT OF THE LANDLORD OR BUILDING MANAGER OR THEIR RESPECTIVE EMPLOYEES, AGENTS OR CONTRACTORS, OR THE MATERIAL BREACH BY LANDLORD OF THIS LEASE), AND TENANT HEREBY WAIVES ALL CLAIMS IN RESPECT THEREOF AGAINST LANDLORD, THE BUILDING MANAGER OR THEIR RESPECTIVE EMPLOYEES, AGENTS AND CONTRACTORS. NO PARTNER, EMPLOYEE OR AGENT OF LANDLORD OR THE BUILDING MANAGER SHALL BE PERSONALLY LIABLE FOR THE PERFORMANCE OF LANDLORD’S OBLIGATIONS HEREUNDER OR BE NAMED AS A PARTY IN ANY LAWSUIT ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THIS LEASE AND THE OBLIGATIONS OF LANDLORD HEREUNDER.

18.
Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord’s obligation to restore the Building shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant’s re-occupancy of the Premises. Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant’s ability to pay such foregoing costs, prior to Landlord’s commencement of such repair and restoration to the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent, equal to a pro rata decrease based on the then applicable Monthly Installment of Base Rent as set forth herein, during the time and in proportion to the extent the Premises are unfit for occupancy by Tenant by reason of such damage and the required repair and restoration of the Property. If the Premises or any other portion of the Property is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees, the Rent payable hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds.

19.
Condemnation. If the whole or any substantial part of the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi‑public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said portion of the Building or land shall occur. In the event this Lease is not terminated, the Rent for any portion of the Premises so taken or condemned shall be equitably abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

20.	Hazardous Substances.

A.
General Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended (“CERCLA”) (collectively, “Environmental Pollutants”) other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

B.
Waiver Tenant expressly waives, to the extent allowed by law, any claims under federal, state or other law that Tenant might otherwise have against Landlord relating to the condition of such Property or the Premises or the Leasehold Improvements or personal property located thereon or the presence in or contamination of the Property or the Premises by hazardous materials. Tenant agrees to indemnify and hold Indemnitees (as defined in Section 16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach by Tenant of any representation or covenant contained in Section 20.A above.

C.
Notification Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

D.	Reporting Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(1)
Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Property that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

(2)
Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency relating in whole or in part to the Property;

(3)
Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property;

(4)
Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property; and

(5)	Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises with respect to its operations at the Premises.

E.
Defined Term As used herein “Environmental Laws” mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

21.
Americans with Disabilities Act. Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) (“ADA”) applicable to the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under any of such acts by virtue of Tenant’s specific operations and/or occupancy of the Premises unless due to the sole or gross negligence, or willful misconduct of the Landlord. Tenant acknowledges that it will be wholly responsible for any provision of the Lease, which could arguably be construed as authorizing a violation of the ADA by Tenant. Any such provision shall be interpreted in a manner, which permits compliance with the ADA and is hereby amended to permit such compliance.

22.	Events of Default.

A.	The following events shall be deemed to be “Events of Default” under this Lease:

(1)
Tenant shall fail to pay within five (5) days of when due any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease (hereinafter sometimes referred to as a “Monetary Default”).

(2)
Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such twenty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said twenty-day period and thereafter diligently undertakes to complete the same, and, in fact, completes same within forty-five (45) days after the delivery of that notice. It is expressly provided, however, that if Tenant shall fail to comply with any material term, provision or covenant of this Lease twice during any twelve (12) month Lease Term, then, and in such event, the occurrence of the second such failure within the Lease Term, shall be deemed to be an Event of Default immediately upon the Landlord’s delivery of notice to Tenant of such failure without any opportunity required to be provided by Landlord to Tenant in such instance to cure such failure. In such event, Landlord shall then be entitled to exercise any and all of the Remedies set forth in Section 23 to include, without limitation, the right to immediately terminate this Lease pursuant to Section 23(A)(2).

(3)
Any failure by Tenant to observe or perform any of the covenants with respect to (a) assignment and subletting set forth in Section 13, (b) mechanic’s liens set forth in Section 14, or (c) insurance set forth in Section 15.

(4)
Tenant shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

(5)
A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or of any of Tenant’s property located thereon in any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

(6)	The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

(7)	Tenant shall abandon or vacate any substantial portion of the Premises.

(8)
Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date and thereafter continuously conduct its operations in the Premises for the Permitted Use as set forth in Section 4 hereof.

(9)	The liquidation, termination, dissolution, forfeiture of right to do business of Tenant.

23.	Remedies.

A.
Default Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1)
Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, unless caused by Landlord’s negligence;

(2)
Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3)
Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(4)	Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.
Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE, WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT. LANDLORD AND TENANT EACH HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE PURSUANT TO SECTION 23A(2) OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO SECTION 23A(3), ON ANY CLAIM FOR DELINQUENT RENT OR OTHER DAMAGE CLAIMS WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION, AND/OR AS TO ANY OTHER LEGAL ACTION BROUGHT BY EITHER LANDLORD OR TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE.

B.
Surrender If Landlord exercises either of the remedies provided in Sections 23.A.(2) or 23.A.(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

C.
Possession If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed necessary by Landlord and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord’s expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Event of Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

D.
Termination If this Lease is terminated by Landlord pursuant to Section 23.A.(2), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, and the cost of all tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter entered into in connection with this Lease, (ii) reimbursement of any and all amounts which Landlord was required to pay to the Broker as commission, fees or expenses for the procurement and making of this Lease, (iii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in this Lease and the amount projected by Landlord to represent Additional Rent for the remainder of the Term over the then present value of the then aggregate fair rent value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rents would have been payable hereunder had this Lease not been terminated, and (iv) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

E.
Mitigation Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(1)
Landlord shall have no obligations to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

(2)
Landlord shall not be obligated to lease or show the Premises, on a priority basis, offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available;

(3)
Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a Rent less than the current fair market Rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building;

(4)	Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would:

(i)	violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

(ii)	adversely affect the reputation of the Building; or

(iii)	be incompatible with the operation of the Building as an office building;

(5)
Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and

(6)	Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

(i)
Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or

(ii)	Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

F.
Tenant Property All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or the termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

G.
Bankruptcy If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

H.
Non-Waiver of Remedies The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

I.
Enforcement In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith.

24.
No Waiver. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

25.
Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

26.	Intentionally Deleted.

27.
Holding Over. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Section 23.A(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of (a) the greater of then current market rate, or (b) the Base Rent and Additional Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

28.
Subordination to Mortgage/Estoppel Certificate. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, and Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property. Tenant covenants and agrees that it will execute and deliver to Landlord and Landlord’s mortgagee, Legacy Bank, on the same date it executes this Lease that certain Subordination, Non-Disturbance and Attornment Agreement, substantially in the form that is attached to this Lease as Exhibit E hereto. Landlord will provide a fully executed copy of the Subordination, Non-Disturbance and Attornment Agreement to Tenant as soon as it receives it from the mortgagee. In addition, Tenant agrees within ten (10) days after demand therefore hereto to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Landlord’s existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord’s obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney‑in‑fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form, i.e., a Tenant Estoppel Certificate, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Property. Tenant has pre-approved the form of Tenant Estoppel Certificate attached as Exhibit C hereto. In addition, Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, to any prospective purchaser of the Building, the Property, or any interest therein, or to the holder of any deed of trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rent and Tenant’s Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant, (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease, (j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be requested by Landlord or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein. At Landlord’s option, the failure of Tenant to deliver such statements as required by this Section 28 shall constitute a material default of Tenant under this Lease, or it shall by reason of such failure be deemed to be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification, except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been satisfactorily completed in accordance with Landlord’s obligations, and (e) Tenant has taken possession of the Premises.

29.
Notice. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in 1.P. of this Lease. When so mailed, the notice shall be deemed to have been given two (2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in Section 1. P. of this Lease may be changed from time to time by giving written notice thereof to the other party.

30.	Intentionally Deleted.

31.
Surrender of Premises. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear excepted; conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed “reasonable wear and tear.” Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination to all combination locks, which Tenant is permitted to leave on the Premises. Subject to the Landlord’s rights under Section 23 hereof, if Tenant fails to remove any of Tenant’s Property within one (1) day after the termination of this Lease, or Tenant’s right to possession hereunder, Landlord, at Tenant’s sole cost and expenses, shall be entitled to remove and/or store such Tenant’s Property and Landlord shall, in no event, be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant’s Property from the Premises or storage, as the case may be, within thirty (30) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant’s Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32.
Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to have access to the Premises at reasonable hours to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant’s right to admittance at all times under such regulations as Landlord may reasonably prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property; (9) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (10) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (11) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; (12) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights, under this clause (12) of this Section 32, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction; and (13) Landlord shall have the right to transfer all or any portion of the interest in the Building and to assign this Lease to its transferee. Tenant agrees that in the event of such a transfer to Landlord’s transferee, and assumption by such transferee of Landlord’s obligations hereunder (including all obligations then accrued under this Lease), Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of such transfer.

33.	Miscellaneous.

A.
Severability If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B.	Recording Tenant agrees not to record this Lease or any short form or memorandum hereof.

C.	Governing Law This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws and decisions of the State of Oklahoma.

D.
Force Majeure Events of “Force Majeure” shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time hereunder, any delays due to events of Force Majeure.

E.	Time Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

F.
Assignment Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer to Landlord’s transferee, and assumption by such transferee of Landlord’s obligations hereunder (including all obligations then accrued under this Lease), Landlord shall be released from any further obligations hereunder, and Tenant agrees to look first to such successor in interest of Landlord for the performance of such obligations.

G.
Broker Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

H.
Joint and Several Liability If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I.
Authority The individual signing this Lease on behalf of Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

J.
Financial Reporting Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s public filings, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

K.
Survivability Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

L.
Conditional Offer Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease has been executed by both Landlord and Tenant and this Lease has been approved by Landlord’s mortgagee, if required.

M.
Interpretation Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

N.	Headings The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

O.	Surrender Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance of surrender of the Premises.

P.
Waiver of Jury Trial TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RESULTING FROM, OR WITH RESPECT TO THIS LEASE.

34.
Entire Agreement. This Lease, including the following Exhibits, each of which shall be fully executed, if required, by Landlord and/or Tenant, as applicable, on the same date this Lease is executed and shall be deemed to be an integral and essential part of this Lease, namely:

Exhibit A – Payment of Basic Costs
Exhibit B – Legal Description of the Building
Exhibit C – Pre-Approved Tenant Estoppel Certificate
Exhibit D – Two Caliber Park at Quail Springs Building Regulations
Exhibit E – Subordination, Non-Disturbance and Attornment Agreement
Exhibit F – Bill of Sale of Personal Property Located in the Premises
Exhibit G – Signage Agreement
Exhibit H – Data Room Use Agreement
Exhibit I – Ritchey/Zink & Associates, Inc. Proposal
Exhibit J – Work Letter for the Additional Alterations to the Building
Exhibit K – Additional Provisions
constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be amended or modified only if done in a writing executed by the Landlord and the Tenant with specific reference made therein to the clause or clauses of the Lease being so amended or modified thereby. Except for the express warranties specifically set forth in this Lease, Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no other warranties of any kind or nature which extend beyond those expressly stated in this Lease.

35.
LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD’S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE, AND TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION EXCEPT AS SPECIFICALLY PROVIDED HEREIN. TENANT HEREBY AGREES THAT TENANT’S REMEDIES FOR DEFAULT BY THE LANDLORD HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE, INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, WHETHER EXPRESS OR IMPLIED, SHALL BE LIMITED TO SUIT SEEKING THE RECOVERY OF DIRECT AND PROXIMATE DAMAGES, PROVIDED THAT TENANT HAS GIVEN THE NOTICES REQUIRED IN THIS LEASE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER TENANT NOR LANDLORD SHALL BE ENTITLED TO SEEK TO RECOVER ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES FROM THE OTHER BY REASON OF THE OTHER PARTY’S BREACH OF THIS LEASE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF THE LANDLORD AND OF THE BUILDING MANAGER TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE EQUITY INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND TENANT AGREES TO LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD OR THE BUILDING MANAGER, IF THEY ARE THE SAME PERSON, IT BEING INTENDED THAT NEITHER THE LANDLORD NOR THE BUILDING MANAGER, IN SUCH EVENT, SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD, AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES (“LANDLORD MORTGAGEES”), NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD OR THE BUILDING MANAGER.

36.
Landlord Conveyance of Former Tenant’s Personal Property to Tenant. As a material inducement and consideration to Tenant to make and enter into this Lease on the terms and conditions set forth herewith, Landlord covenants and agrees to convey to Tenant effective as of the Commencement Date, free and clear of any charge, lien, security interest, expense, judgment, tax, assessment, mortgage, pledge, or encumbrance of any kind or nature, all of the tangible personal property, i.e., the furniture, appliances and tenant improvements of the former tenant of the Initial Area, i.e., Suite 300 of the Building, namely, Gulfport Energy Corporation (“Gulfport”), which Gulfport has conveyed to Landlord and that are located in the Initial Area on the Commencement Date (“Initial Area Personal Property”), to include, without limitation, those items of personal property that are listed on Schedule 1 to the Bill of Sale, as described and defined below. In order to evidence Landlord’s conveyance of ownership of the Initial Area Personal Property to Tenant, Landlord covenants and agrees to execute and deliver to Tenant, to be effective as of the Commencement Date, a Bill of Sale, substantially in the form of the Bill of Sale that is attached to this Lease as Exhibit F hereto conveying to Tenant all of the Initial Area Personal Property, including, without limitation, those items of tangible personal property listed on Schedule 1 to the Bill of Sale. Landlord has determined a value for the Initial Area Personal Property being so conveyed by Landlord to Tenant and Landlord agrees to be solely liable for and fully pay any and all Oklahoma sales tax that might be owing by reason of such conveyance.

37.
Tenant’s Right to Rent Vacant Racks in the Data Room. During the Lease Term, Tenant shall have the right to rent vacant Racks in the Data Room (as both terms are defined in Exhibit H attached hereto) for Tenant’s exclusive use at the rental rate of Six Hundred Seventy-Five and No/100ths Dollars ($675.00) per Rack per month in accordance with the terms and conditions set forth in Exhibit H attached hereto.

38.
Tenant Improvements to the Initial Area. As a material inducement and consideration to Tenant to make and enter into this Lease on the terms and conditions set forth herewith, Landlord covenants and agrees to repair, as soon as possible after the Commencement Date at Landlord’s sole cost and expense, the portion of the carpet that is damaged in the Large Conference Room located in the Initial Area and to construct shelving in the closet of the office in the Initial Area that is designated by Tenant in the manner directed by Tenant.

Further and in addition, Landlord covenants and agrees to perform those improvements to the Initial Area that are set forth in the Richey/Zink & Associates, Inc. Proposal attached hereto as Exhibit I (collectively, the “Initial Tenant Improvements”) at Landlord’s sole cost and expense in the amount of Fifty Thousand Three Hundred Seventy-Three and No/100ths Dollars ($50,373.00) as set forth on Exhibit I. Landlord shall make reasonable efforts to complete the Initial Tenant Improvements as quickly as possible. Landlord will not be able to complete the Initial Tenant Improvements prior to the Commencement Date. This fact will not be deemed to be a basis for Tenant terminating the Lease, or to extend the Commencement Date under the Lease, nor entitle Tenant to receive any rebate or abatement of Rent by reason thereof. By utilizing the Initial Tenant Improvements being made by Landlord pursuant to this Section 38, after substantial completion (except for punch list items), Tenant shall be deemed to have accepted the Initial Tenant Improvements as having been satisfactorily completed by Landlord without any further requirements or representations or warranties of any kind or nature, whether express or implied, by Landlord as to the condition of those Initial Tenant Improvements.

39.
Condition Precedent to the Effectiveness of the Lease. As a condition precedent to the effectiveness of this Lease, this Lease will not be valid and binding upon Landlord and Tenant and will not be of any force and effect unless and until Gulfport Energy Corporation executes and delivers to Landlord that certain Conditional Termination of Lease Agreement (“Termination Agreement”) to be entered into by and between Landlord and Gulfport Energy Corporation fully terminating and relinquishing its rights to lease the entire third floor of the Building, i.e., the Initial Area, upon satisfaction of the payments and other conditions set forth in the Termination Agreement, on or before the Effective Date, i.e., April 1, 2017, in order to enable Tenant to lease the Initial Area pursuant to this Lease.

40.
Early Termination of Stingray Lease. As a material inducement and consideration to Tenant to make and enter into this Lease on the terms and conditions set forth herewith, Landlord and Tenant covenant and agree to amend that certain Office Lease Agreement dated April 24, 2015 (“Stingray Lease”), by and between Landlord and Stingray Pressure Pumping LLC, a Delaware limited liability company (“Stingray”), a subsidiary of Tenant, whereby Stingray is leasing from Landlord Suites 210 and 230, consisting of approximately three thousand eight hundred seventy-nine (3,879) rentable square feet, of the office building located at 14301 Caliber Drive, Oklahoma City, County of Oklahoma, State of Oklahoma, known as One Caliber Park at Quail Springs (the “Stingray Premises”) so that the amended lease term will terminate on May 31, 2017, eighteen (18) months prior to the original termination date of November 30, 2018.

41.
Additional Alterations to the Premises. As a further material inducement and consideration to Tenant to make and enter into this Lease on the terms and conditions set forth herewith, Landlord and Tenant covenant and agree that Landlord shall enter into a direct contract with a general contractor to construct certain additional tenant improvements to that portion of the Premises, i.e., Suites 200 and 300 of the Building, or a portion thereof, that Tenant hereafter designates in writing to Landlord, during the period of time from June 1, 2017 to May 31, 2018 (“Additional Alterations”). It is expressly provided, however, that Landlord’s obligation to pay for the cost of these Additional Alterations so timely designated by Tenant shall be limited to the sum of Fifty Thousand and No/100ths Dollars ($50,000.00). Tenant shall be responsible for all costs and expenses of the Additional Alterations to the extent that they exceed that amount, i.e., $50,000.00. The Work Letter setting forth the obligations of Landlord and Tenant in full with respect to the Additional Alterations is attached hereto as Exhibit J and by this reference incorporated herein. By utilizing and possessing the Additional Alterations, Tenant will be deemed to have accepted the Additional Alterations as having been satisfactorily completed by Landlord without any further requirements or any representation or warranty of any kind or nature, whether express or implied, by Landlord as to the condition of those Additional Alterations.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

CALIBER INVESTMENT GROUP LLC,
LANDLORD:		a Delaware limited liability company

	By:	/s/ Matthew Austin
	Name:	Matthew Austin
	Title:	President
	Date:	March 31, 2017

MAMMOTH ENERGY PARTNERS LLC,
TENANT:		a Delaware limited liability company

	By:	/s/ Arty Straehla
	Name:	Arty Straehla
	Title:	Chief Executive Officer
	Date:	March 31, 2017

EXHIBIT A
PAYMENT OF BASIC COSTS
This Exhibit A – Payment of Basic Costs - is attached to and made a part of the Lease dated effective as of April 1, 2017, between CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company (“Landlord”), and MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company (“Tenant”), for lease of the Premises in the Building located at 14201 Caliber Drive, Oklahoma City, Oklahoma, 73134, known as Suites 200 and 300, Two Caliber Park at Quail Springs.

A.
During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which (a) Basic Costs (as defined below) for the applicable calendar year exceeds Basic Costs for 2017 (the “Base Year”). In no event shall the amount required to be paid by Tenant with respect to Basic Costs for any calendar year during the Lease Term be less than zero. Prior to March 31 of each calendar year during the Lease Term, or as soon thereafter as possible, Landlord shall furnish to Tenant a statement of the actual Additional Rent that Tenant should have paid for the previous calendar year, as calculated by the Landlord after it has reasonably determined the actual Basic Costs incurred by the Landlord in operating, maintaining, repairing, owning and managing the Building (as is provided in Paragraph B, below) for the immediately preceding calendar year. If for any calendar year during the Lease Term, the Additional Rent collected from the Tenant for the prior calendar year is more than the amount by which the Tenant’s Pro Rata Share of actual Basic Costs for such prior year exceeded the Tenant’s Pro Rata Share of the Basic Costs for the Base Year, then Landlord shall refund to Tenant such overpayment (or, alternatively, at Landlord’s option, apply such amount against the Additional Rent due or to become due by Tenant hereunder). On the other hand, Tenant shall likewise pay to Landlord, on demand, any underpayment of the Additional Rent that Tenant paid to Landlord for the immediately preceding calendar year that was less than Tenant’s Pro Rata Share of the amount by which the actual Basic Costs for such prior year (as so determined by Landlord in March of the following year) exceeded Basic Costs for the Base Year, whether or not the Lease has terminated prior to the receipt by Tenant of a statement from Landlord for such underpayment. Prior to March 31 of each calendar year, Landlord shall also prepare and provide to Tenant Landlord’s estimate of what the Basic Costs will be for that current calendar year. Tenant will then pay Additional Rent for that current calendar year based on Tenant’s Pro Rata Share of the amount by which Landlord’s said estimate of the Basic Costs for that year exceed Basic Costs for the Base Year of 2017. Landlord will not bill Tenant any Additional Rent for the first three (3) months of each calendar year (i.e., January-March) but, rather, the full amount of Tenant’s Additional Rent for each calendar year shall be prorated over the remaining monthly installments of Rent to be paid for that current year, i.e., the monthly installments of Rent owing under the Lease for April-December of that current calendar year. If the Lease is terminated for any reason prior to December 31 of any calendar year, then, and in that event, the amount of Additional Rent owing by Tenant for the portion of that calendar year from January 1 of that year to the termination date of the Lease in that year shall be prorated over the remaining monthly installments of Rent that are payable by Tenant from April of that calendar year until the said termination date of the Lease during that year (i.e., the months of that year for which Landlord assesses Tenant Additional Rent as provided above). For example, if a Lease terminates on July 31 of a lease year, Tenant will pay the Additional Rent owing for the period January 1-July 31 of that year (based on Landlord’s estimate of Basic Costs for that year) in equal, monthly installments prorated over the months of April-July of that year. If, however, the Lease is terminated for any reason prior to March 31 of any calendar year then, and in that event, the Tenant shall pay all of the Additional Rent that is owing for those of the first three (3) months of the calendar year occurring prior to such termination date in one lump sum on April 1st of that final year in the amount so determined by Landlord. Upon Tenant’s prior written request therefor, Landlord shall promptly provide Tenant a statement documenting Landlord’s determination of the actual total Basic Costs for the previous calendar year which provided the basis for Landlord’s determination of the Tenant’s actual Additional Rent for that prior year. It is acknowledged and understood by Tenant that the provisions of this Exhibit “A” shall expressly survive the termination of the Lease for any reason.

B.
“Basic Costs” shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property including but not limited to, the following:

(1)
All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, professional training, payroll, social security, unemployment and other similar taxes, workers’ compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

(2)
All management fees, the cost of equipping and maintaining a management office for the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property.

(3)	All Rent and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

(4)
All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing. electrical, elevator and other systems and equipment of the Building and the garage. At Landlord’s option, major repair items may be amortized over a period of up to five (5) years.

(5)
All premiums and deductibles paid by Landlord for fire and extended insurance coverage, earthquake and extended coverage insurance, flood insurance, liability and extended coverage insurance, Rent loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord’s mortgagee.

(6)	Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those electrical charges for which tenants are individually responsible.

(7)
“Taxes”, which, for purposes hereof, shall mean (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building’s personal property, including license expenses, (c) all taxes imposed on services of Landlord’s agents and employees, (d) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon Rent received by Landlord, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

(8)	All landscape expenses and costs of repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

(9)
Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or mini-blind cleaning, janitorial services, metal refinishing, pest control, uniform supply, landscaping and any parking equipment.

(10)
Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants, including the cost of maintaining all interior Common Areas including lobbies, multi-tenant hallways, restrooms and service areas.

(11)
The amortized cost of capital improvements made to the Building or the Property which are (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord’s insurance carrier. The cost of such capital improvements shall be amortized over a period of five (5) years, or longer (at Landlord’s option), and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

(12)
Any other charge or expense of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first class office building, would be construed as an operating expense.

C.
Basic Costs shall not include repairs and general maintenance paid from proceeds of insurance or by a tenant or other third parties, and alterations attributable solely to individual tenants of the Property. Further, Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Capital improvements are more specifically defined as:

(1)
Costs incurred in connection with the original construction or renovation of the Property or with any major changes to same, including but not limited to, additions or deletions of corridor extensions, renovations and improvements of the Common Areas beyond the costs caused by normal wear and tear, and upgrades or replacement of major Property systems; and

(2)	Costs of correcting defects (including latent defects), including any allowances for same, in the construction of the Property or its related facilities; and

(3)
Costs incurred in renovating or otherwise improving, designing, redesigning, decorating or redecorating space for tenants or other occupants of the Property or other space leased or held for lease in the Property.

D.
If the Building is not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Approximate Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord’s option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building during such year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a “Base Year” and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall also be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building including calculating any necessary extrapolation of Basic Costs that are affected by changes in the occupancy of the Building (including, at Landlord’s option, Taxes) to the cost that would have been incurred if the Building) had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit A to be effective as of this 1st day of April, 2017.

CALIBER INVESTMENT GROUP LLC,
LANDLORD:		a Delaware limited liability company

	By:	/s/ Matthew Austin
	Name:	Matthew Austin
	Title:	President
	Date:	March 31, 2017

MAMMOTH ENERGY PARTNERS LLC,
TENANT:		a Delaware limited liability company

	By:	/s/ Arty Straehla
	Name:	Arty Straehla
	Title:	Chief Executive Officer
	Date:	March 31, 2017

EXHIBIT B

TWO CALIBER PARK AT QUAIL SPRINGS
14201 CALIBER DRIVE
LEGAL DESCRIPTION OF THE BUILDING
A part of Lot 5, Block 1 of Quail Springs Office Park, a part of the Southeast Quarter (SE/4), Section 12, Township Thirteen North (T13N), Range Four West (R4W) I.M., Oklahoma City, Oklahoma County, Oklahoma; more particularly described as follows:
Commencing at the Northeast Corner of the Southeast Quarter of Section 12; Thence South 89°36'09" West a distance of 370.00 feet to the Northeast Corner of Lot 5, Block 1, Quail Springs Office Park; Thence South 00°13'06" East a distance of 213.97 feet to a point on the Right-of-Way of Rubye Redbud Circle; Thence along a non-tangent curve to the left having a radius 60.00 feet a distance of 99.17 feet, said curve having a chord length of 88.26 feet and a chord bearing South 52°02'20" West to the Point of Beginning; Thence from the Point of Beginning along a curve to the left having a radius 60.00 feet a distance of 67.97 feet, said curve having a chord length of 64.39 feet and a chord bearing South 27°45'46" East; Thence South 00°12'52" East a distance of 249.14 feet; Thence South 89°47'08" West a distance of 340.00 feet; Thence North 00°12'52" West a distance of 225.00 feet; Thence South 89°47'08" West a distance of 60.00 feet; Thence North 00°12'52" West a distance of 81.25 feet; Thence North 89°47'08" East a distance of 370.22 feet to the Point of Beginning. Area containing 2.4732 Acres, more or less.

EXHIBIT C
PRE-APPROVED
TENANT ESTOPPEL CERTIFICATE
The undersigned hereby certify as follows:

1.
MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company, as “Tenant”, and Caliber Investment Group LLC, a Delaware limited liability company, as “Landlord”, entered into a written lease dated effective as of April 1, 2017, (“Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord, certain “Premises” described in said Lease and located in the City of Oklahoma City, County of Oklahoma, State of Oklahoma.

2.	The Lease is in full force and effect and has not been amended, modified, supplemented or assigned by Tenant. The Lease represents the entire agreement between Landlord and Tenant.

3.	The Tenant has accepted the Premises and presently occupies them, and is paying rent on a current basis. Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

4.
As of the date of this certificate, Tenant is not in default in the performance of any of its obligations under the Lease, and has not committed any breach of the Lease, and no notice of default has been given to Tenant.

5.
As of the date of this certificate, Landlord is not in default in the performance of any of its obligations under the Lease, and has not committed any breach of the Lease, and no notice of default has been given to Landlord.

6.
Base Rent (as defined in the Lease) in the amount of $_____________ is payable monthly from Tenant. Base Rent has been paid by Tenant under the Lease up to and including ____________________. The amount of the Additional Rent currently payable by Tenant is $_____________ per month. No Rent has been paid under the Lease more than thirty (30) days in advance of its due date.

7.
Tenant has no claim against Landlord for any other security deposit, prepaid fee or charge or prepaid rent. Tenant has no renewal rights or other options as to the Premises other than what is stated in the Lease.

Tenant is executing and delivering this certificate with the understanding that a lender provided financing which affects the Building and the Property. Tenant acknowledges and agrees that Landlord and Lender shall be entitled to rely on Tenant’s certifications set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Tenant Estoppel Certificate as of the day and year first written above.

CALIBER INVESTMENT GROUP LLC,
LANDLORD:		a Delaware limited liability company

	By:	/s/ Matthew Austin
	Name:	Matthew Austin
	Title:	President
	Date:	March 31, 2017

MAMMOTH ENERGY PARTNERS LLC,
TENANT:		a Delaware limited liability company

	By:	/s/ Arty Straehla
	Name:	Arty Straehla
	Title:	Chief Executive Officer
	Date:	March 31, 2017

EXHIBIT D
TWO CALIBER PARK AT QUAIL SPRINGS
BUILDING REGULATIONS

1.	Tenant shall at all times use, maintain and occupy the Premises on a careful, safe, proper and lawful manner, keep the Premises and its appurtenances in a clean and safe condition.

2.	Tenant shall at all times keep the Premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pest.

3.	Tenant shall not permit undue accumulations of garbage, trash, rubbish and other refuse in the Premises or Building, and place refuse in designated containers outside the Premises.

4.
Tenant shall not use, permit or suffer the use of any apparatus or instruments for musical or other sound reproduction or transmission in such manner that the sound emanating therefrom or caused thereby shall be audible beyond the interior of the Premises.

5.	Tenant shall, at all times, keep all mechanical apparatus free of vibrations and noise, which may be transmitted beyond the confines of the Premises.

6.	Tenant shall not cause or permit objectionable odors to emanate from the Premises.

7.	Tenant shall not overload the floors or electrical wiring and not install any additional electrical wiring or plumbing without Landlord’s prior written consent.

8.	Tenant shall not conduct, permit or suffer any public or private auction sale to be conducted on or from the Premises.

9.
Tenant shall not solicit business in the common areas of the Building or distribute handbills or other advertising materials in the common areas, and if this provision is violated, the Tenant shall pay Landlord the cost of collecting same from the common areas for trash disposal. Except with the prior written consent of Landlord, no tenant shall conduct any retail sales in or from the Premises, or any business other than that specifically provided for in the Lease.

10.
Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to a provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to a tenant or its employees. If reasonably necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number or vendors who may be present at any one time in the Building. The term “personal goods or services vendors” means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by a tenant only for the purpose of conducting its business on the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services, and shoe-shining services.

11.
The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any tenant or used by it for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, entrances, elevators, stairways, balconies, janitorial closets, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

12.
The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees, or visitors, shall have caused it.

13.
No sign, advertisement or notice visible from the exterior of the Premises or Building shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given such consent at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice, as the case may be, so consented to by Landlord.

14.
In order to maintain the outward professional appearance of the Building, all window coverings to be installed at the Premises shall be subject to Landlord’s prior reasonable approval. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant. No awnings shall be permitted on any part of the Premises.

15.
Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them; or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

16.
No safes or other objects larger or heavier than the elevators of the Building are limited to carry shall be brought into or installed in the Premises. Landlord shall have the power to prescribe the weight, method of installation and position of such safes or other objects. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.

17.
Landlord shall clean the premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for such purpose, but Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness.

18.
No tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors of halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interference in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building.

19.	Except for the use of microwave ovens and coffee makers for Tenant’s personal use, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Building be used for lodging.

20.	Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

21.
If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or other, otherwise shall be made without directions from Landlord.

22.
Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all the keys of offices, rooms and toilet rooms, and security access card/keys which shall have been furnished such Tenant or which such tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

23.
No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises shall be subject to reasonable approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by those agents, clerks, employees or visitors, the damage shall have been caused.

24.
On Saturdays, Sundays and legal holidays, and on other days between the hours of 5:00 p.m. and 9:00 a.m. access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the building watchman, if any, in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 10 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right but shall not be obligated to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

25.
Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building and Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building of Landlord.

26.
Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

27.
Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of those to be provided by Landlord under the Lease.

28.
Landlord shall have the right to prohibit the use of the name of the Building or Property or any other publicity by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or Property or their desirability for other tenants, and upon written notice from Landlord, Tenant will refrain from or discontinue such publicity.

29.	Tenant shall not erect any aerial or antenna on the roof or exterior walls of the Premises, Building, or Property without the prior written consent of Landlord.

30.
Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any portion of the Building except for designated smoking areas, if any. No smoking shall be allowed within twenty-five feet of the entrance or exit of the Building.

31.
Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors from the exterior of the Building.

32.
Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

33.
Any sign, lettering, picture, notice, advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

34.
Tenant shall refer all contractors, contractors’ representatives and installation technicians for Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

35.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

36.	Canvassing, soliciting and peddling in or about the Building or Property are prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

37.	Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

38.
Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

39.
Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees, and then only if such operation does not violate the lease of any other tenant in the Building.

40.
To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

41.
Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

42.
Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

43.
All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

44.
Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

45.
Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

46.
Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

Landlord reserves the right to make such other Building rules and regulations as, in its reasonable judgment, may from time to time be needed for the safety, care and cleanliness of the Premises and/or Building, and for the preservation of good order therein. In the case of any express conflict between the Lease and these Regulations, the Lease shall be controlling.

EXHIBIT E
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
This Subordination, Non-Disturbance, and Attornment Agreement (this “Agreement”) dated March 31, 2017, is made among MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company (“Tenant”), under Office Lease Agreement dated effective as of April 1, 2017 (“Lease”), CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company or its assigns (“Landlord”), and LEGACY BANK (“Mortgagee”).
WHEREAS, Mortgagee is the owner of a promissory note (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Note”) executed by Landlord and payable to the order of Mortgagee, bearing interest and payable as therein provided, secured by, among other things, a Mortgage (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”), recorded in the real property records of Oklahoma County, Oklahoma, covering, among other property, the land (the “Land”) described in Schedule “A” which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such land and Improvements being herein together called the “Property”);
WHEREAS, Tenant is the tenant under the Lease referenced above, including all amendments and supplements thereto, as it may from time to time be renewed, extended, amended, or supplemented, covering a portion of the property (said portion being herein referred to as the “Premises”); and
WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question;
THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, are and shall be subordinate and inferior to (a) the lien of the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the “Security Documents”).
2.    Non-Disturbance. Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent, or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),
(a)    Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, including any foreclosure or conveyance in lieu of foreclosure; and
(b)    Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.
3.    Attornment.
(a)    Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to the New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for Mortgagee to perform; provided, however, that in no event shall the New Owner be:

(i)    liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the property;
(ii)    subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);
(iii)    bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than (1) month in advance;
(iv)    bound by any amendment, or modification of the Lease hereafter made, or consent by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Mortgagee; or
(v)    liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.
(b)    The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party.
4.    Estoppel Certificate. Hereafter, Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of the indebtedness or other obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) that no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, and (f) such other matters as may be reasonably requested.
5.    Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:
(a)    Tenant consents to the assignment of the Lease to Mortgagee as security for a loan. Tenant will not amend, alter, or terminate the Lease, without obtaining Mortgagee’s prior written consent thereto. Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due date therefor.
(b)    From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Mortgagee, after the time when Mortgagee shall have become entitled under the Mortgage to remedy the same.
(c)    In the event that the Mortgagee notifies Tenant of a default under the Mortgage, Note, or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.
(d)    Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.
(e)    Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.
(f)    Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant in the payment of rent and/or any other sums due under the Lease or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed.
6.    Acknowledgement and Agreement by Landlord. Landlord, as landlord under the Lease and Mortgagor under the Mortgage, acknowledges and agrees for itself and its successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, and Security Documents; (b) the provisions of the Mortgage, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(c) above from Mortgagee. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.
7.    Lease Status. Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.
8.    Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.
9.    Miscellaneous.
(a)    This Agreement supersedes any inconsistent provision of the Lease.
(b)    This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.
(c)    THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA AND APPLICABLE UNITED STATES FEDERAL LAW.
(d)    This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.
(e)    If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but his Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
ADDRESS OF TENANT:                TENANT:
MAMMOTH ENERGY PARTNERS LLC            MAMMOTH ENERGY PARTNERS LLC
14201 North May Avenue, Suite 300            a Delaware limited liability company
Oklahoma City, Oklahoma 73134
Attn: Arty Straehla, Chief Executive Officer        By:    /s/ Arty Straehla
            Name:    Arty Straehla
Title:     Chief Executive Officer

Date: March 31, 2017

ADDRESS OF LANDLORD:                LANDLORD:
Caliber Investment Group LLC                CALIBER INVESTMENT GROUP LLC
14301 Caliber Drive, Suite 300                a Delaware limited liability company
Oklahoma City, Oklahoma 73134
Attn: Matthew Austin, President                By:    /s/ Matthew Austin
Name:    Matthew Austin
Title:     President

Date: March 31, 2017

ADDRESS OF MORTGAGEE:                MORTGAGEE
Legacy Bank                        LEGACY BANK
2801 West Memorial Road
Oklahoma City, OK 73134
Attn: Reeve Tarron, Vice President            By:    /s/ Reeve Tarron
Name:    Reeve Tarron
Title:     Vice President

Date: March 31, 2017

SCHEDULE “A”
TO
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
Legal Description of Real Property
A part of Lot 5, Block 1 of Quail Springs Office Park, a part of the Southeast Quarter (SE/4), Section 12, Township Thirteen North (T13N), Range Four West (R4W) I.M., Oklahoma City, Oklahoma County, Oklahoma; more particularly described as follows:
Commencing at the Northeast Corner of the Southeast Quarter of Section 12; Thence South 89°36'09" West a distance of 370.00 feet to the Northeast Corner of Lot 5, Block 1, Quail Springs Office Park; Thence South 00°13'06" East a distance of 213.97 feet to a point on the Right-of-Way of Rubye Redbud Circle; Thence along a non-tangent curve to the left having a radius 60.00 feet a distance of 99.17 feet, said curve having a chord length of 88.26 feet and a chord bearing South 52°02'20" West to the Point of Beginning; Thence from the Point of Beginning along a curve to the left having a radius 60.00 feet a distance of 67.97 feet, said curve having a chord length of 64.39 feet and a chord bearing South 27°45'46" East; Thence South 00°12'52" East a distance of 249.14 feet; Thence South 89°47'08" West a distance of 340.00 feet; Thence North 00°12'52" West a distance of 225.00 feet; Thence South 89°47'08" West a distance of 60.00 feet; Thence North 00°12'52" West a distance of 81.25 feet; Thence North 89°47'08" East a distance of 370.22 feet to the Point of Beginning. Area containing 2.4732 Acres, more or less.

EXHIBIT F
BILL OF SALE
As To Personal Property Located In The Initial Area
KNOW ALL MEN BY THESE PRESENTS THAT FOR VALUE RECEIVED:

CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company (the “Seller”), in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and in fulfillment of the terms and conditions of that certain Office Lease Agreement made and entered into by and between Seller and MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company (“Mammoth”), effective as of April 1, 2017 (“Effective Date”), to which this form of Bill of Sale is attached as Exhibit F thereto, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, does hereby grant, bargain, sell, convey, transfer, assign and deliver unto Mammoth all furniture, appliances and tenant improvements and all other personal property of every kind or nature and description, that are located in the Initial Area being leased by Seller to Mammoth on the Effective Date, known as 14201 Caliber Drive, Suite 300, Oklahoma City, Oklahoma 73134 (the “Property”), including, without limitation, those items of property that are listed on Schedule “1”, which is attached to this Bill of Sale and by this reference made an integral part hereof.
Seller is selling and conveying the Property to Mammoth in its “AS-IS”, “WHERE-IS”, “WITH ALL FAULTS” condition and Seller makes no representations or warranties to Mammoth, whether express or implied, concerning the condition or suitability of the Property, including, without limitation, any implied warranties as to the merchantability or fitness for a particular purpose of the Property.
TO HAVE AND TO HOLD the same unto Mammoth, its successors and assigns, to its own use forever.
AND Seller, its representatives, successors and assigns, does hereby covenant, promise and agree to and with Mammoth, that immediately prior to the transfer set forth herein, Seller has good and indefeasible title to the Property, owns absolutely and outright all of the Property, that the Property is free, clear, discharged and unencumbered of and from all grants, titles, charges, judgments, taxes, assessments, security interests, mortgages, liens, pledges, encumbrances or other charges of any kind or nature; that Seller has good right to grant, bargain, transfer and convey the Property to Mammoth as aforesaid; and that Seller warrants for itself and its successors and assigns, to forever defend title to the Property unto Mammoth, its successors and assigns, against the lawful claims and demands of every and all persons or entities whomsoever, lawfully claiming or to claim the same, or any part thereof, by, through or under Seller, but not otherwise.
Seller hereby covenants and agrees to duly execute and deliver all such other instruments as may be necessary to grant, bargain, transfer and convey and vest in Mammoth complete ownership of the Property.
[Signature Page Follows]
EXECUTED and delivered effective as of the 1st day of April, 2017.
SELLER:                CALIBER INVESTMENT GROUP LLC,
a Delaware limited liability company

By:        /s/ Matthew Austin
Name:    Matthew Austin
Title:    President

STATE OF OKLAHOMA         )
) ss:
COUNTY OF OKLAHOMA         )

SUBSCRIBED AND SWORN TO BEFORE ME on this 31 day of March, 2017, by the undersigned Matthew Austin, as President of Caliber Investment Group LLC, a Delaware limited liability company, by and on behalf of said company in the capacity therein stated.

/s/ Jennifer Keuchel
SEAL                Notary Public, State of Oklahoma
Notary’s Commission #:        15011505
My Commission Expires:    12/30/2019

SCHEDULE 1
to
BILL OF SALE

List of Seller’s Personal Property to be Conveyed by Seller to Mammoth
On the Effective Date Pursuant to Section 36 of the Office Lease Agreement

South Building 3 Floor Inventory:	Desk	L shaped Desk	Credenza	File w/ Shelf	Shelf	Small table	Desk Chair	Guest Chair	Other:
1Reception							1	1	1 sofa, 1 side table, 1 coffee table, 2 rugs, 1 buffet, 4 loungers, 2 mini files, 3 plants & 3 lamps
2		1					1	2	2 drawer lateral
3		1	1		1		2	2	
4		1					1	1	
5		1	1		1		2	2	
6		1		1			1	2	
7	2			1			1	1	
8		1	1			1		2	4 drawer file in closet
9	1		1w/shelf unit			1	1	3	2 drawer lateral & wooden map holder
10	1	1				1	1	1	
11		1					1	2	
12	2				1		1	1	
13	2						1	2	4 drawer lateral
14		1			1		1	2	2 drawer lateral
15		1		1			1	2	4 drawer lateral
16		1					1	1	2 drawer lateral
17	2						1	2	small accent cabinet
18	2				1	1	1	4	2 drawer file in closet & small 3 drawer cabinet & 1 buffet table
19		1		1/w 12 cubbies			1	1	
20	1						1	2	
21	2				3	1	1	6	1 sofa, 1 lounger, 1 coffee table, 1 side table, 1 lamp
22		1			1	1 accent	1	2	2 drawer lateral in closet
23	1 U shaped desk				1	1	1	4	4 drawer lateral in closet & lateral bookcase

South Building 3 Floor Inventory:	Desk	L shaped Desk	Credenza	File w/ Shelf	Shelf	Small table	Desk Chair	Guest Chair	Other:
24		1					1	2	2 drawer lateral & lateral bookcase
25		1			1		1	2	1 polka dot lounger
26	2				1		1	2	1 polka dot lounger & 1 3-shelf wooden bookcase
27 Audit Room									
28 lounge									conference table, 8 desk chairs, small table, 2 guest chairs, side table, 3 polka dot loungers & a ceramic vase
29	1 U desk			1	5	1		2	2 drawer file
30	1	1					3	4	
31	2							1	small accent table
32	1	1		1			1	2	wooden corner shelf & 2 drawer file
33		1			1		1	2	3 drawer file
34		1					1	2	
35		1					3		
36	2						2	1	
37		1 w/shelf unit					1	1	4 drawer lateral & small accent table
38	2			1	1		1	2	
39 Kitchen									Fridge, Microwave
40									
41 IT Equip							1		
42 Break Room									1 Fridge, 1 Ice Maker, 1 Dishwasher, 1 Microwave, 1 desk chair, 3 wire shelves
space off back door		2					2	3	2 3-drawer files, rolling wooden cart & small side table
Halls									1 side table & 1 two drawer lateral file
Large Conf. Room									1 Conf. Table, 20 Conf chairs, 1 side buffet, 4 desk chairs, 2 guest chairs & 1 folding table

EXHIBIT G
SIGNAGE AGREEMENT
This Exhibit G – Signage Agreement – is attached to and made a part of the Lease dated effective as of April 1, 2017, between CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company (“Landlord”), and MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company (“Tenant”), for lease of the Premises in the Building located at 14201 Caliber Drive, Oklahoma City, Oklahoma, 73134, known as Suites 200 and 300, Two Caliber Park at Quail Springs. This Signage Agreement shall set forth the obligations of Landlord and Tenant with respect to Tenant’s right and option, in its sole discretion, to elect during the period from June 1, 2017 and until March 31, 2019 to erect a sign displaying Tenant’s name and/or logo on the Building (“Mammoth Sign”) at Landlord’s cost, as limited below. Tenant’s option for erecting the Mammoth Sign on the Building will expire if the Mammoth Sign has not been installed by Tenant prior to March 31, 2019. Except as otherwise defined in this Exhibit G – Signage Agreement – below, all capitalized terms utilized in this Exhibit G shall have the same meanings ascribed to those terms in the Lease.
1.Construction and Installation of Mammoth Sign by Tenant. Landlord will reimburse Tenant for all costs and expenses incurred by Tenant with respect to the design, implementation, purchase, construction and installation of the Mammoth Sign on the Building, which is to be of a similar size, quality and type as the currently existing Orange Leaf signage on the Building, after the Mammoth Sign is installed, up to but not to exceed, in any event, the sum of Seven Thousand and No/100ths Dollars ($7,000.00). Tenant shall be responsible for all such costs and expenses to the extent that they exceed the $7,000.00 amount reimbursable by Landlord to Tenant. Before commencing purchase, construction, and installation of the Mammoth Sign, Tenant must obtain Landlord’s prior written approval of the design, size, content, location and structure of the Mammoth Sign on the Building in the following manner. Prior to Tenant commencing any purchase, construction or installation of the Mammoth Sign, and as a condition to obtaining Landlord’s prior written approval of the design, content, size, location, and structure of the Mammoth Sign on the Building, Tenant must furnish Landlord with drawings, plans and specifications for the proposed Mammoth Sign and its proposed installation and location on the Building, together with the names and addresses of the contractors which will be utilized to construct and install the Mammoth Sign, copies of the necessary permits and approval, evidence of the contractors’ and subcontractors’ insurance in accordance with the requirements of Section 15 of the Lease, and the payment bond or other security, if required by Landlord, all in form and substance reasonably satisfactory to Landlord. Landlord and Tenant covenant and agree that the Mammoth Sign shall be deemed to constitute a part of the Premises, for all purposes, and shall be subject to, all of the terms and conditions of Section 10 of the Lease, which pertains to the requirements imposed on Tenant with regard to maintenance and construction of alterations to the Premises. Landlord shall retain, and Tenant shall not be entitled to be paid, any portion of the Seven Thousand and No/100ths Dollars ($7,000.00) that is not expended on the installation of the Mammoth Sign pursuant to this Exhibit G.
2.Maintenance of Mammoth Sign. Tenant shall be solely responsible, at its sole cost and expense, to maintain the Mammoth Sign in good condition at all times during the Lease Term in accordance with the provisions and pursuant to the terms and conditions of Section 10.A of the Lease which establishes Tenant’s maintenance obligations with regard to the Premises.
3.Insurance as to the Mammoth Sign. Tenant shall take all necessary steps to make sure the insurance which it is required to maintain in accordance with the provisions of Section 15.B through Section 15.E of the Lease shall apply and be fully effective as to cover the Mammoth Sign. Tenant shall provide a Certificate or other evidence reasonably satisfactory to Landlord that the insurance coverage which it maintains under Section 15 of the Lease, will apply to the Mammoth Sign prior to Tenant commencing the installation thereof.
4.Indemnity. As a material consideration and inducement to the Landlord to grant Tenant the right to construct and install the Mammoth Sign on the Building, Tenant agrees to indemnify, defend and hold harmless the Landlord, Building Manager, and their respective employees, members, partners, agents, contractors and lenders (the “Landlord’s Indemnified Parties”) from and against any and all liability, loss, cost, damages, claims, demands, loss of rents, liens, judgments, penalties, fines, settlement costs, and investigation costs, which are imposed, or sought to be imposed, or incurred by Landlord by reason of Tenant’s or its employees’ or agents’ construction, installation, maintenance or operation of the Mammoth Sign. Tenant agrees that, for all purposes under the Lease, construction, installation, maintenance and operation of the Mammoth Sign shall be deemed to constitute an “Indemnified Matter” and shall be deemed to be included within the definition of that term set forth in Section 16 of the Lease such that all of such indemnification provisions of the Tenant set forth in Section 16 shall be fully applicable to the Mammoth Sign for all purposes under the Lease.

5.Removal of Mammoth Sign at the End of Lease Term. Tenant covenants and agrees at the end of the Lease Term, if the Lease Term is not extended or renewed, or upon termination of this Lease for any reason, that Tenant shall cause, at its sole cost and expense, the removal of the Mammoth Sign from the Building within the last sixty (60) days of the Lease Term such that the location on the Building upon which the Mammoth Sign was erected is restored to the same condition that it was in prior to the erection of the Mammoth Sign.
IN WITNESS WHEREOF, Landlord and Tenant have executed and entered into this Signage Agreement as Exhibit G to the Lease as of the 31 day of March, 2017.

CALIBER INVESTMENT GROUP LLC,
LANDLORD:		a Delaware limited liability company

	By:	/s/ Matthew Austin
	Name:	Matthew Austin
	Title:	President
	Date:	March 31, 2017

MAMMOTH ENERGY PARTNERS LLC,
TENANT:		a Delaware limited liability company

	By:	/s/ Arty Straehla
	Name:	Arty Straehla
	Title:	Chief Executive Officer
	Date:	March 31, 2017

EXHIBIT H
DATA ROOM AGREEMENT

This Exhibit H – Data Room Use Agreement – is attached to and made a part of the Lease dated effective as of April 1, 2017, between CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company (“Landlord”), and MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company (“Tenant”) for lease of the Premises in the Building located at 14201 Caliber Drive, Oklahoma City, Oklahoma, 73134, known as Suites 200 and 300, Two Caliber Park at Quail Springs.
1.Definitions. In addition to the definitions contained in the Lease, which shall remain in full force and effect as currently stated, Landlord and Tenant agree that the following terms used in this Exhibit H shall have the meanings set forth below and shall include the plural as well as singular.
1.1    Data Room shall mean the room located on the first (1st) floor of the building known as One Caliber Park at Quail Springs, 14301 Caliber Drive, Oklahoma City, Oklahoma 73134 (“Building”) and designated by the Landlord as the Data Room. Tenant hereby acknowledges and agrees that the Landlord may, from time-to-time, lease vacant Racks in the Data Room to any other person or third party for any rental amount it deems appropriate, in its sole discretion, regardless of whether that person or third party is an existing tenant of the Building.
1.2    Rack(s) shall mean each of the segregated areas within the Data Room that are designated by Landlord as a “Rack”. Each particular Rack in the Data Room shall be further designated by Landlord with a Rack Number assigned thereto (i.e., Rack Number 1, Rack Number 2, Rack Number 3, Rack Number 4, etc.).
1.3    Occupied Racks shall mean the total number of specific Racks, excluding the Demarc Rack which is shared by all of the tenants of the Data Room, which are actually being leased to and utilized by any person in the Data Room for any day during any particular calendar month.
1.4    Tenant Racks shall mean those of the Occupied Racks in the Data Room that are being utilized by the Tenant on the first day of any calendar month during the Lease Term. The number of Racks utilized by Tenant may be added to or reduced by Tenant, as it shall see fit, during the Lease Term, as provided below, with a corresponding adjustment to the Data Room Rent to be paid by Tenant to Landlord as provided below in Section 3 of this Exhibit H. Tenant’s obligation to pay the Monthly Data Room Rent pursuant to this Exhibit H shall be in addition to and cumulative of any and all other sums due and owing by Tenant to the Landlord pursuant to the Lease (including, without limitation, the Base Rent, the Additional Rent, and any other sums owing by Tenant to Landlord under the terms and conditions of the Lease).
1.5    Monthly Data Room Rent shall mean, as specifically provided in Section 3, below, as applicable, the amount of rent to be paid on the first day of each calendar month of the Lease Term, by Tenant to Landlord for the utilization of the Tenant Racks by Tenant.
2.Tenant’s Right to Rent Racks in the Data Room. Landlord hereby grants to Tenant the right to rent vacant Racks in the Data Room for Tenant’s exclusive use, together with its rights in common with others to use the Data Room and the Demarc Rack. In the event Tenant elects to exercise this right, Tenant hereby covenants and agrees to pay the monthly Data Room Rent to Landlord, in the amount set forth in Section 3, below, and to otherwise comply with the other terms and conditions set forth in this Exhibit H during the Lease Term. Tenant’s right to rent vacant Racks in the Data Room will continue to and end at the same time as Tenant’s right to occupy the Premises under the Lease.
3.Monthly Data Room Rent. Tenant covenants and agrees to pay Landlord, and the Landlord agrees to accept, the amount for monthly Data Room Rent that is equal to the product of the sum of Six Hundred Seventy-Five and No/100ths Dollars ($675.00) multiplied times the number of Tenant Racks being utilized by Tenant, as will be determined by the Landlord on the first day of each calendar month during the Lease Term. Landlord shall issue an invoice to Tenant stating the amount of the Monthly Data Room Rent that is owing by Tenant for the ensuing month, determined in the foregoing manner. Tenant shall have the right to add to or reduce the number of Tenant Racks being utilized by Tenant at any time, and from time-to-time, during the Lease Term, as Tenant shall elect unless Tenant is prevented from adding to the number of Tenant Racks by the provisions of Section 4, below. Tenant shall promptly notify Landlord when it makes any such reduction or increase in the number of Tenant Racks. Landlord shall verify the adjusted number of Tenant Racks being so utilized by Tenant on the first day of the following calendar month during the Lease Term and the amount of Monthly Data Room Rent payable for the ensuing month, and thereafter, shall be determined on the basis of the adjusted number of Tenant Racks as so verified by Landlord. If Tenant discontinues the use of one or more Tenant Racks after the first day of a calendar month, it shall not be entitled to any proration, reduction or adjustment of any kind in the amount of Monthly Data Room Rent Tenant paid Landlord for that calendar month. If, on the other hand, Tenant increases the number of Tenant Racks it is utilizing during a month by one or more, then Tenant will be required to pay, in addition to the Monthly Data Room Rent owing for the following month, a prorated amount equal to the product of the percentage of the days of the preceding calendar month during which Tenant utilized such additional Tenant Rack(s) multiplied times the sum of Six Hundred Seventy-Five and No/100ths Dollars ($675.00) for each such additional Tenant Rack it began utilizing during such month. The Monthly Data Room Rent payable pursuant to this Section 3 shall be payable by Tenant to Landlord at the same time that it pays its Base Rent and Additional Rent to Landlord as required by the Lease and it shall be in addition to those rent payments.
4.Landlord’s Option to Eliminate or Reduce the Number of Tenant Racks. Upon thirty (30) days’ prior written Notice to the Tenant provided by Landlord pursuant to the Notice provisions of the Lease, Landlord shall have the right and option, in its sole and absolute discretion, at any time, and from time-to-time, during the Lease Term, to reduce the number Tenant Racks being utilized and leased by the Tenant under this Exhibit H, and/or to eliminate entirely Tenant’s right to use any Tenant Racks pursuant to this Data Room Use Agreement. After the exercise of Landlord’s option under this Section 4, and as of the effective date of the Tenant’s resultant reduced number of Tenant Rack(s), the Tenant’s Monthly Data Room Rent shall be reduced accordingly to reflect pro tanto that reduction in the number of the Tenant Rack(s). Landlord’s option to entirely eliminate or reduce the number of Tenant Rack(s) being utilized by Tenant hereunder, as set forth in this Section 4, shall not be applicable to, or affect in any manner, Tenant’s Premises, its Base Rent, its Additional Rent, any other sums owing by Tenant under the Lease, or its occupancy of the Building, and shall only be applicable to Tenant’s use of the Data Room and the Tenant Rack(s) under this Exhibit H. Landlord may exercise its option under this Section 4 as many times as Landlord deems appropriate during the Lease Term, in its sole and absolute discretion, in accordance with and subject to the provisions of this Section 4.
5.Exculpation of Landlord’s Liability. Tenant, with regard to its utilization of the Tenant Rack(s) and the Data Room, in addition to and cumulative of the specific protections and limitations on liability accorded to Landlord by the provisions of Sections 16, 17 and 35 of the Lease, hereby expressly acknowledges and agrees that the Landlord shall not be liable to Tenant, its affiliates or any other person, for any damage or destruction of whatsoever kind or nature that might occur to the Tenant Rack(s), for any reason whatsoever, including without limitation, Landlord’s negligence, and/or to the information and data contained therein, at any time during the Lease Term. Tenant expressly acknowledges and agrees that it will be its sole responsibility to obtain sufficient insurance to adequately compensate Tenant for any potential damage or destruction of the information or data contained on the Tenant Rack(s) which results from any damage, destruction or casualty of any kind or nature that may occur to the Data Room and, specifically, to the Tenant Rack(s) during the Lease Term. Notwithstanding anything to the contrary in this Lease and this Exhibit H, Landlord shall also not be liable to Tenant, its affiliates or any other person, for any inconvenience, annoyance or injury, of any kind or nature to the business of Tenant resulting in any way, or to any extent, from any stoppage or interruption in the ability of Landlord to provide services to the Premises, in general, and to the Data Room, in particular, including, without limitation, electrical or HVAC service, unless otherwise expressly provided in the Lease. To the extent Tenant seeks to be protected from any such business interruption or other issues, Tenant agrees that its sole remedy and obligation shall be to obtain, at Tenant’s sole cost and expense, business interruption and other types of insurance coverage in order to protect Tenant against such losses and to make any such claim only on Tenant’s insurance carrier. Additionally, any such stoppage or interruption in Landlord’s said services to the Premises, and to the Data Room, in particular, shall not constitute or be construed in any manner as an eviction of Tenant, or entitle Tenant to any abatement of the payment of its Rent, or the Monthly Data Room Rent, or relieve Tenant in any other manner from performing any obligation contained in this Lease or in this Exhibit H, unless otherwise expressly provided in the Lease.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Data Room Use Agreement, as Exhibit H to the Lease, as of the ____ day of ___________________, 2017.

CALIBER INVESTMENT GROUP LLC,
LANDLORD:		a Delaware limited liability company

	By:	/s/ Matthew Austin
	Name:	Matthew Austin
	Title:	President
	Date:	March 31, 2017

MAMMOTH ENERGY PARTNERS LLC,
TENANT:		a Delaware limited liability company

	By:	/s/ Arty Straehla
	Name:	Arty Straehla
	Title:	Chief Executive Officer
	Date:	March 31, 2017

EXHIBIT I
RICHEY/ZINK & ASSOCIATES, INC. PROPOSAL

Richey/Zink & Associates, Inc.
330 NE 38th Street
Oklahoma City, OK 73105
www.richeyzink.com

Proposal

RICHEY/ZINK

Phone: 405-528-6020 Ext: 1
Fax: 405-528-6069

Proposal: 16LN084
Date: 3/2/2017

To:	Project:
CALIBER INVESTMENT GROUP LLC Attn: JAROD TARVER 14301 CALIBER DRIVE OKLAHOMA CITY, OK 73134	CALIBER PARK SOUTH 3RD FL RR

Salesperson		
Larry Neufeld		

Scope of Work

CALIBER PARK SOUTH, 3RD FLOOR RESTROOM ADDITION. ESTIMATE INCLUDES ADDING NEW RESTROOM WITH TOILET, LAVATORY AND BASE CABINET, WALK IN TILE SHOWER, RELOCATING EXISTING DOOR FOR NEW RESTROOM ENTRY, DRYWALL, ACOUSTICAL GRID REPAIR IN OFFICE AREA, REMOVE CLOSET FRONT FOR NEW SINK/CABINET, CERAMIC TILE FLOOR AND WALLS, HALF WALL WITH GLASS TO CEILING AT SIDE WALL OF SHOWER, 30 GALLON HOT WATER TANK ABOVE CEILING, EXHAUST FAN VENTED THRU ROOF, 2 CAN LIGHTS PLUS LIGHT BAR FIXTURE ABOVE SINK, FRAMELESS MIRROR AT SINK, SPRINKLER ALLOWANCE FOR ONE ADDED HEAD. CORE DRILLING AND UNDER FLOOR PLUMBING BID ON OVERTIME. REVISED BID INCLUDES COFFEE BAR AREA WITH 2' WIDE FULL HEIGHT CABINET FOR COFFEE MAKER AND ADJACENT 3' WIDE BASE AND UPPER CABINETS, NEW BUILT IN COFFEE MAKER AND ASSOCIATED PLUMBING AND ELECTRICAL, U/C REFRIGERATOR($400 ALLOWANCE), CERAMIC FLOOR AREA IN FRONT OF COFFEE BAR.

Exclusions

PERMIT, ROOF FLASHINGS FOR EXHAUST AND PLUMBING VENTS.

Reference	Description	Quantity	UOM	Unit Price	Extended Price
01.01					
	SUPERINTENDENT	1.00	LS	691.89	692
Total 01.01					**692**
01.02					
	SMALL TOOLS	1.00	LS	41.84	42
	PLANS/SHOP DRAWINGS	1.00	LS	145.74	146
Total 01.02					**188**
01.03					
	TEMPORARY PROTECTION	1.00	LS	160.45	160
	GENERAL CLEAN UP	1.00	LS	219.76	220
	TRASH HAUL/DISPOSE	1.50	CY	53.36	80
	FINAL CLEANING	1.00	LS	397.67	398
Total 01.03					**858**
01.04					
	TRUCKING/DELIVERY	1.00	LS	293.01	293
Total 01.04					**293**
02.01					

Page 1

Richey/Zink & Associates, Inc.
330 NE 38th Street
Oklahoma City, OK 73105
www.richeyzink.com

Proposal

RICHEY/ZINK

Phone: 405-528-6020 Ext: 1
Fax: 405-528-6069

Proposal: 16LN084
Date: 3/2/2017

To:	**Project:**
CALIBER INVESTMENT GROUP LLC Attn: JAROD TARVER 14301 CALIBER DRIVE OKLAHOMA CITY, OK 73134	CALIBER PARK SOUTH 3RD FL RR

Salesperson		
Larry Neufeld		

Reference	Description	Quantity	UOM	Unit Price	Extended Price
	WALL DEMO	4.00	LF	14.83	59
	FLOORING DEMO	140.00	SF	1.33	186
	FLOOR SCRAPING	1.00	LS	205.81	206
	DOOR/FRAME DEMO	2.00	EA	59.31	119
	CEILING TILE/GRID DEMO	96.00	SF	0.59	57
	DEMO HAUL/DISPOSE	2.00	CY	53.36	107
Total 02.01					**733**
06.01					
	WALL BLOCKING	20.00	LF	7.98	160
	EQUIPMENT PLYWOOD	1.00	LS	88.74	89
Total 06.01					**248**
06.02					
	WOOD CROWN-TIE IN EXISTING	1.00	LS	135.62	136
	WOOD BASE-TIE IN EXISTING	1.00	LS	102.33	102
	FASTENERS	1.00	LS	13.95	14
Total 06.02					**252**
06.03					
	BASE CABINETS-NO TOP	7.00	LF	173.03	1,211
	UPPER CABINET	6.00	LF	128.66	772
	COFFEE MAKER CABINET	2.00	LF	472.80	946
Total 06.03					**2,929**
06.04					
	SOLID SURFACE TOPS	1.00	LS	2,450.73	2,451
Total 06.04					**2,451**
08.01					
	RELOCATE DOOR FRAME	1.00	EA	49.42	49
Total 08.01					**49**
08.02					

Page 2

Richey/Zink & Associates, Inc.
330 NE 38th Street
Oklahoma City, OK 73105
www.richeyzink.com

Proposal

RICHEY/ZINK

Phone: 405-528-6020 Ext: 1
Fax: 405-528-6069

Proposal: 16LN084
Date: 3/2/2017

To:	Project:
CALIBER INVESTMENT GROUP LLC Attn: JAROD TARVER 14301 CALIBER DRIVE OKLAHOMA CITY, OK 73134	CALIBER PARK SOUTH 3RD FL RR

Salesperson		
Larry Neufeld		

Reference	Description	Quantity	UOM	Unit Price	Extended Price
	RELOCATE WOOD DOORS	1.00	EA	32.95	33
Total 08.02					**33**
08.04					
	SHOWER GLASS	1.00	EA	644.93	645
	VANITY/DOOR MIRRORS	1.00	LS	558.83	559
Total 08.04					**1,204**
09.01					
	HALF WALLS	8.00	LF	32.83	263
	CEILING HIGH WALLS	16.00	LF	45.00	720
	WALL INSULATION	144.00	SF	0.85	123
	DRYWALL CEILINGS	104.00	SF	10.77	1,120
	DRYWALL PATCHES	1.00	LS	159.68	160
Total 09.01					**2,386**
09.02					
	ACOUST CEILINGS REPAIR	1.00	LS	305.42	305
Total 09.02					**305**
09.03					
	CARPET REPAIR	1.00	LS	386.96	387
Total 09.03					**387**
09.04					
	CERAMIC SUB	1.00	LS	7,367.67	7,368
Total 09.04					**7,368**
09.05					
	PAINT/T&B	1.00	LS	1,934.79	1,935
Total 09.05					**1,935**
09.06					
	STAIN/FINISH	1.00	LS	838.41	838
Total 09.06					**838**

Page 3

Richey/Zink & Associates, Inc.
330 NE 38th Street
Oklahoma City, OK 73105
www.richeyzink.com

Phone: 405-528-6020 Ext: 1
Fax: 405-528-6069

Proposal

RICHEY/ZINK

Proposal: 16LN084
Date: 3/2/2017

To:	Project:
CALIBER INVESTMENT GROUP LLC Attn: JAROD TARVER 14301 CALIBER DRIVE OKLAHOMA CITY, OK 73134	CALIBER PARK SOUTH 3RD FL RR

Salesperson		
Larry Neufeld		

Reference	Description	Quantity	UOM	Unit Price	Extended Price
10.02					
	GRAB BARS	2.00	EA	81.76	164
	TP HOLDERS	1.00	EA	44.37	44
	TOWEL BARS	2.00	EA	49.70	99
Total 10.02					**307**
11.01					
	COFFEE MAKER	1.00	LS	5,481.89	5,482
	U/C REFRIGERATOR	1.00	LS	623.81	624
Total 11.01					**6,106**
15.01					
	HVAC SUB	1.00	LS	967.39	967
Total 15.01					**967**
15.02					
	PLUMBING SUB	1.00	LS	14,814.01	14,814
Total 15.02					**14,814**
15.03					
	FIRE SPRINKLER ALLOWANCE	1.00	LS	515.94	516
Total 15.03					**516**
16.01					
	ELECTRICAL SUB	1.00	LS	2,817.05	2,817
Total 16.01					**2,817**

Proposal Total: 48,676

Acceptance	
Accepted by:	
Title:	
Date:	

Page 4

Richey/Zink & Associates, Inc.
330 NE 38th Street
Oklahoma City, OK 73105
www.richeyzink.com

Phone: 405-528-6020 Ext: 1
Fax: 405-528-6069

Proposal

RICHEY/ZINK

Proposal: 16LN084
Date: 3/2/2017
Alternate: ALT#1

To:	**Project:**
CALIBER INVESTMENT GROUP LLC Attn: JAROD TARVER 14301 CALIBER DRIVE OKLAHOMA CITY, OK 73134	CALIBER PARK SOUTH 3RD FL RR

Salesperson		
Larry Neufeld		

Description

COPY ROOM WALL/DOOR

Reference	Description	Quantity	UOM	Unit Price	Extended Price
Uncoded					
GENERAL CLEAN UP		1.00	LS	73.25	73
HINGES		3.00	EA	9.76	29
LOCKSET FURN B/O		1.00	EA	34.59	35
DOOR STOP		1.00	EA	24.27	24
CEILING HIGH WALL		6.00	LF	51.33	308
COVE BASE		1.00	LS	38.61	39
PAINT/T&B		1.00		592.02	592
STAIN/FINISH		1.00	LS	109.40	109
HM DOOR FRAME		1.00	EA	195.00	195
WOOD DOOR		1.00	EA	292.63	293
Total Uncoded					**1,697**

Alternate Total:	**1,697**
Initial to Accept:	

Page 5

EXHIBIT J
WORK LETTER FOR ADDITIONAL ALTERATIONS TO THE PREMISES
This Exhibit J is attached to and made a part of the Office Lease Agreement dated April 1, 2017, between CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company (“Landlord”), and MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company (“Tenant”), for lease of the Premises in the Building located at 14201 Caliber Drive, Oklahoma City, Oklahoma, 73134, known as Suites 200 and 300, Two Caliber Park at Quail Springs. The capitalized terms used in this Work Letter, Exhibit J, shall have the same meanings ascribed to those terms in the Lease, unless otherwise defined herein.
This Work Letter shall set forth the obligations of Landlord and Tenant for the period from June 1, 2017 through May 31, 2018 during the Lease Term with respect to the construction and/or renovation of the Premises, i.e., Suites 200 and 300 of the Building, or a portion thereof, which Tenant elects to have performed in the Premises, or any portion thereof, by Landlord at any time during that foregoing period of time pursuant to Tenant’s written request and instructions to Landlord as to the work to be done on the Premises, or any portion thereof (“Additional Alterations”). All Additional Alterations as so directed by Tenant, and as described in this Work Letter to be constructed in and upon the Premises, or any portion thereof, by Landlord, are hereinafter referred to as the “Landlord’s Work.” All construction will comply with ADA and state applicable codes and laws. Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Landlord’s Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Landlord’s Work at this time. Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Landlord’s Work for the Additional Alterations to the Premises, or any portion thereof, shall be limited to Fifty Thousand and No/100ths Dollars ($50,000.00) (the “Maximum Amount”), and that Tenant shall be solely responsible for the cost of Landlord’s Work to the extent that it exceeds the Maximum Amount for the construction of the Additional Alterations to the Premises, or any portion thereof. Landlord shall enter into a direct contract for the Landlord’s Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord’s Work. Once Tenant has designated to Landlord the nature and extent of the Additional Alterations to the Premises, or any portion thereof, Landlord’s Work will be completed, as soon as reasonably possible thereafter. However, if Tenant fails to direct Landlord to effect the Additional Alterations to the Premises, or any portion thereof, i.e., the Landlord’s Work in the Premises pursuant to this Work Letter, prior to May 31, 2018, then, and in such event, Tenant’s right to require Landlord to perform Additional Alterations in the Premises, or any portion thereof, shall expire and be of no further force or effect and this Work Letter shall terminate, be void and no longer in force or effect. Landlord shall retain and Tenant shall not be entitled to be paid any portion of the Fifty Thousand and No/100ths Dollars ($50,000.00) that is not expended on construction of the Additional Alterations to the Premises, or any portion thereof.
Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Landlord’s Work shall be prepared at Landlord’s sole cost and expense, provided that such costs shall be included in the cost of Landlord’s Work for purposes of determining if the Maximum Amount is exceeded. The space planning, architectural and mechanical drawings are collectively referred to herein as the “Plans.” Tenant shall be entitled to have one (1) fit of the Plans as a part of Landlord’s Work, i.e., Tenant’s prior review and approval of the Plans and any reasonable changes it informs Landlord that it wants made in the Plans on a one-time basis. If Tenant has not notified Landlord of any changes to the Plans within five (5) Business Days after it received the Plans from Landlord, Tenant shall be deemed to have approved and consented to those Plans.
In the event Landlord’s estimate and/or the actual costs of construction shall exceed the Maximum Amount (such amounts exceeding the Maximum Amount being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs upon demand. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable under this Work Letter by Tenant, if applicable, constitute Rent payable pursuant to the Lease, and Tenant’s failure to timely pay same shall constitute an event of default by Tenant under the Lease.
If Tenant shall request any change, addition or alteration in any of the Plans after approval of the Plans by Landlord and Tenant, i.e., after Tenant's “one fit” described above, Landlord shall have such revisions to the drawings prepared and Tenant shall reimburse Landlord for the cost thereof upon demand to the extent that the cost of performing such revision causes the cost of Landlord’s Work to exceed the Maximum Amount. Promptly upon completion of the revisions,

Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within two (2) Business Days after its receipt of Landlord’s notice, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Additional Alterations to the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Additional Alterations until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any delay in completion of the Additional Alterations to the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Maximum Amount, such increased estimate or costs shall be deemed Excess Costs and Tenant shall pay such Excess Costs upon demand.
Landlord shall use commercially reasonable efforts to substantially complete the Additional Alterations to the Premises, or any portion thereof, as soon as reasonably possible after the Plans have been finalized and the Tenant has paid any Excess Costs. Landlord shall cause the Additional Alterations to the Premises to be performed in good and workmanlike manner and in compliance with all applicable laws, codes, ordinances, rules and regulations, and the Plans. Tenant covenants and agrees that it shall not be entitled to any reduction or abatement of Rent during the time, and by reason of, Landlord’s construction of the Additional Alterations to the Premises, or any portion thereof, being performed in the Premises pursuant to this Exhibit J. The Additional Alterations to the Premises shall be deemed for all purposes under this Work Letter and the Lease to be substantially completed when the Additional Alterations to the Premises are completed subject only to the minor punch list items. Subject only to the completion of any punch list items which Landlord’s architect has identified, Tenant’s occupancy and utilization of the Additional Alterations to the Premises after Landlord’s such substantial completion of Landlord’s Work, shall constitute the acceptance and approval by Tenant that the Landlord has fully constructed the Additional Alterations to the Premises as required by this Work Letter satisfactorily and without any representation or warranty of any kind or nature, whether express or implied, by Landlord as to the condition of the Additional Alterations to the Premises and that there are no other items in connection therewith to be performed by Landlord, except for punch list items, that need to be done.
Unless expressly so provided in the Lease or any amendment or supplement thereto, in the event of a renewal or extension of the original Term of this Lease, this Exhibit J shall not be deemed applicable to any additional space added to the original Premises at any time, or from time-to-time thereafter, whether by any options under the Lease, or otherwise.
IN WITNESS WHEREOF, Landlord and Tenant have executed and entered into this Work Letter as Exhibit J to the Lease as of the 31 day of March, 2017.

CALIBER INVESTMENT GROUP LLC,
LANDLORD:		a Delaware limited liability company

	By:	/s/ Matthew Austin
	Name:	Matthew Austin
	Title:	President
	Date:	March 31, 2017

MAMMOTH ENERGY PARTNERS LLC,
TENANT:		a Delaware limited liability company

	By:	/s/ Arty Straehla
	Name:	Arty Straehla
	Title:	Chief Executive Officer
	Date:	March 31, 2017

EXHIBIT K
ADDITIONAL PROVISIONS
This Exhibit K is attached to and made a part of, for all purposes, the Office Lease Agreement dated April 1, 2017, between CALIBER INVESTMENT GROUP LLC, a Delaware limited liability company (“Landlord”), and MAMMOTH ENERGY PARTNERS LLC, a Delaware limited liability company (“Tenant”), for lease of the Premises in the Building located at 14201 Caliber Drive, Oklahoma City, Oklahoma, 73134, known as Suites 200 and 300, Two Caliber Park at Quail Springs. All capitalized terms used in this Exhibit K shall have the same meanings ascribed to those terms in the above and foregoing Lease.
Right of First Offer. In the event Landlord decides at any time during the original five (5) year Lease Term to seek to sell the Building where the Premises are located, i.e., 14201 Caliber Drive, Oklahoma City, Oklahoma 73134, known as Two Caliber Park, and provided no Event of Default beyond any applicable cure period exists under the Lease by Tenant at such time, Landlord shall be required to first offer to sell the entire Building to the Tenant in the manner provided in this Exhibit K before soliciting offers from others to purchase the Building. Thus, Tenant will have a right of first offer (the “Right of First Offer”) to purchase the Building from Landlord, if and when Landlord decides to seek to sell the Building. The Right of First Offer will be exercised in accordance with the provisions of this Exhibit K, and is subject to the following terms and conditions:

1.	Landlord shall notify Tenant in writing if it decides to seek to sell the Building (“Notice of First Offer”). Landlord’s Notice of First Offer will include:

(i)	The approximate date on which the Building will become available for acquisition by Tenant;

(ii)
A complete description, i.e., Rent Roll, of all current leases to third parties, if any (“Third Party Leases”), that affect the Building and which Third Party Leases Tenant will be required to assume and accept the assignment thereof upon Tenant's acquisition of the Building from Landlord;

(iii)	Any existing mortgages or liens of any other kind or nature that currently exist on the Building; and

(iv)	The sales price and manner and time of payment for which Landlord is offering to sell the Building to Tenant.

2.
Within ten (10) Business Days after Tenant’s receipt of the Notice of First Offer, time being of the essence, Tenant will notify Landlord if it elects to exercise its Right of First Offer, i.e., accept Landlord’s Offer as stated in the Notice of First Offer, or forfeit it irretrievably as to the purchase of the Building that is the subject of the Notice of the Right of First Offer, except as otherwise provided in Paragraph 5, below.

3.
If Tenant rejects Landlord’s Offer, i.e., declines to timely accept Landlord’s Offer as set forth in Landlord’s Notice of First Offer, the Right of First Offer granted to Tenant by the provisions of this Exhibit K will be deemed terminated and of no further force and effect, except as otherwise provided in Paragraph 5, below, and Landlord will thereafter be able to market the Building in any manner it sees fit free and clear of Tenant's Right of First Offer under this Exhibit K to this Lease.

4.
If Tenant timely accepts Landlord’s Offer as set forth in Landlord’s Notice of the Right of First Offer, then Landlord and Tenant will, as soon as possible, enter into a commercially reasonable definitive sale and purchase agreement with standard representations and warranties of Landlord, as Seller, the usual title procedures, and containing the terms of the Landlord’s Offer as set forth in its Notice of First Offer accepted by Tenant. Landlord will sell and deliver the Building to Tenant at Closing, in its then existing condition, i.e., on an “as-is”, “where-is” basis, and Tenant will accept and pay the full purchase price for the Building, in cash, at Closing.

5.
The projected sale of the Building by Landlord during the Lease Term is subject only to one Right of First Offer granted to Tenant. If Tenant does not timely elect to exercise its Right of First Offer and accept Landlord’s Offer to sell the Building to Tenant pursuant to Landlord’s Notice of First Offer strictly in accordance with this Exhibit K, time being of the essence, Tenant's Right of First Offer will cease to exist as to the Building, and Landlord shall thereafter be free to sell the Building on such terms and conditions as Landlord may determine and without any restrictions by reason of the Right of First Offer granted pursuant to Exhibit K of this Lease, except as otherwise provided in the following sentence. It is expressly provided, however, that if: (i) the Landlord has not sold the Building within nine (9) months of the date that such Notice of First Offer was provided by Landlord to the Tenant and rejected by it, or (ii) the Landlord offers to sell the Building to a third party for a sale price that is fifteen percent (15%) less than the sale price that was offered by Landlord to Tenant in Landlord’s Notice of First Offer, that, then, and in either of such events, the Tenant’s Right of First Offer hereunder will be deemed to still exist and be viable as to the proposed sale of the Building and Landlord must provide a new Notice of First Offer to Tenant again as to its proposed sale of the Building pursuant to this Exhibit K, or at any such time thereafter that Landlord subsequently seeks to sell the Building.

6.	Tenant cannot assign its Right of First Offer under this Exhibit K to any sublessee of the Premises, or to any assignee of the Lease, or to any other person, and it shall only be applicable to Tenant.

CALIBER INVESTMENT GROUP LLC,
LANDLORD:		a Delaware limited liability company

	By:	/s/ Matthew Austin
	Name:	Matthew Austin
	Title:	President
	Date:	March 31, 2017

MAMMOTH ENERGY PARTNERS LLC,
TENANT:		a Delaware limited liability company

	By:	/s/ Arty Straehla
	Name:	Arty Straehla
	Title:	Chief Executive Officer
	Date:	March 31, 2017